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Filed pursuant to Rule 424(b)(5)
Registration No. 333-237082

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 11, 2020)

MEDIUM-TERM NOTES, SERIES AA (SENIOR)
MEDIUM-TERM NOTES, SERIES BB (SUBORDINATED)
Due Nine Months or More from Date of Issue

         U.S. Bancorp may from time to time offer senior medium-term notes, Series AA, and subordinated medium-term notes, Series BB. The specific terms of each note offered will be included in a pricing supplement. The notes offered will specify whether they are senior or subordinated notes and, unless the applicable pricing supplement specifies otherwise, they will have the following general terms:

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  The notes will mature nine months or more from the date of issue.

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  The notes will bear interest at either a fixed or floating rate, or a combination of both, or will be zero coupon notes. Floating rate interest will be determined by reference to one or more of the following base rates, adjusted by a spread or a spread multiplier, or both:

• constant maturity treasury, or CMT, rate,	• secured overnight financing rate, or SOFR,
• commercial paper rate,	• Euro interbank offered rate, or EURIBOR,
• federal funds rate,	• prime rate,
• Canadian dollar offered rate, or CDOR,	• treasury rate, or
• London interbank offered rate, or LIBOR,	• any other rate specified in the applicable pricing supplement.
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  Payment of principal of the notes may be accelerated only in the case of our bankruptcy, insolvency or reorganization or, with respect to the senior notes, following a payment default that continues for 30 days, and there is no right of acceleration upon a default in the performance of any of our other covenants in the related indenture or upon a payment default on the subordinated notes.

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  We may redeem the notes if specified in the applicable pricing supplement.

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  The notes will be denominated in U.S. dollars or any other currency that we specify. Notes denominated in U.S. dollars will be issued in minimum denominations of $1,000, or any integral multiple of $1,000.

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  Each note will be represented either by a registered global note held by or on behalf of a depositary or by a certificate issued in definitive form.

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  The notes may be issued at a discount or premium from the principal amount payable at maturity and may constitute original issue discount notes. Zero coupon notes will not pay interest.

         The notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are not secured.

         Investing in the notes involves risks. Potential purchasers of the notes should consider the information set forth in the "Risk Factors" section beginning on page S-3 of this prospectus supplement and the discussion of risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus supplement and the attached prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Offers to purchase the notes may be solicited from time to time by the agents listed below or other agents named in the applicable pricing supplement. We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents who will use their reasonable efforts on our behalf. We also reserve the right to offer and sell notes directly to investors on our own behalf and to appoint other agents. We will pay an agent a commission in respect of any notes sold to or through such agent as agreed upon between U.S. Bancorp and such agent at the time of sale. Actual commissions payable in respect of any sale of notes will be specified in the applicable pricing supplement. There is no established trading market for the notes, and there is no assurance that the notes will be sold or that a secondary market for the notes will develop. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these notes on a national securities exchange.

         Our affiliate, U.S. Bancorp Investments, Inc., may participate in offerings of the notes. Any offering of the notes in which U.S. Bancorp Investments, Inc. participates will be conducted in compliance with the applicable requirements of Financial Industry Regulatory Authority ("FINRA") Rule 5121. See "Plan of Distribution (Conflicts of Interest)."

U.S. Bancorp Investments, Inc.

Barclays	Citigroup	HSBC	RBC Capital Markets
BNP PARIBAS	Credit Suisse	J.P. Morgan	TD Securities
BofA Securities	Deutsche Bank Securities	Morgan Stanley	UBS Investment Bank
Capital One Securities	Goldman Sachs & Co. LLC	PNC Capital Markets LLC	Wells Fargo Securities
CIBC Capital Markets

March 11, 2020

Prospectus Supplement

Prospectus

        You should rely only on the information provided in this prospectus supplement and the attached prospectus and any pricing supplement and free writing prospectus we have authorized describing the terms of the specific notes being offered pursuant to this prospectus supplement. Neither we nor the agents or any of their affiliates have authorized anyone to provide you with any other information, and neither we nor the agents take any responsibility for any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the attached prospectus, or in any pricing supplement or free writing prospectus we have authorized, is accurate as of any date other than the date of the applicable document. This prospectus supplement is not an offer to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction where offers and sales are not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement sets forth certain terms of the notes that we may offer, and it supplements the general information contained in the attached prospectus. This prospectus supplement supersedes the attached prospectus to the extent that it contains information which differs from the information in the attached prospectus.

        Each time we issue notes, we will provide a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the attached prospectus to the extent that it contains information which differs from the information contained in this prospectus supplement or the attached prospectus.

        In making your investment decision, it is important for you to read and consider all information contained in this prospectus supplement, the attached prospectus and the applicable pricing supplement. You should also read and consider the information contained in the documents identified under the heading "Where You Can Find More Information" on page 1 of the attached prospectus.

        References in this prospectus supplement and the attached prospectus to "U.S. Bancorp," "we," "us" and "our" refer to U.S. Bancorp. If we have used but not defined certain terms in this prospectus supplement or the attached prospectus, such terms shall have the meanings contained in the indentures described below.

        In this prospectus supplement and the attached prospectus, references to "$" and "U.S. dollars" are to the currency of the United States. References to "€" and "euro" are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union, and references to "Canadian dollars" are to the currency of Canada.

        The financial information presented in this prospectus supplement and the attached prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

NOTICE TO INVESTORS

Notice to Prospective Investors in the United Kingdom

        The communication of this prospectus supplement, any related pricing supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and any related pricing supplement relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any related pricing supplement or any of their contents.

Notice to Prospective Investors in the EEA and the United Kingdom

        Neither this prospectus supplement nor any related pricing supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement and any related pricing supplement have been prepared on the basis that any offer of notes in any Member State of the EEA or in the United Kingdom (each, a "Relevant State") will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant State of notes which are the subject of the offering contemplated in this prospectus supplement and any related pricing supplement may only do so in circumstances in which no obligation arises for us or any of the agents to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither us nor the agents have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the agents to publish or supplement a prospectus for such offer. The expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        IMPORTANT—EEA AND UNITED KINGDOM RETAIL INVESTORS—If the relevant pricing supplement in respect of any notes includes a legend titled "Prohibition of Sales to EEA and United Kingdom Retail Investors," then such notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"), (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling such notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and, therefore, offering or selling such notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom might be unlawful under the PRIIPs Regulation.

MiFID II Product Governance / Target Market

        The pricing supplement in respect of any notes may include a legend entitled "MiFID II Product Governance" that will outline the target market assessment in respect of such notes and which channels for distribution of such notes are appropriate. In those cases, any person subsequently offering, selling or recommending such notes (a "distributor") should take into consideration the target market assessment; however, a distributor subject to MiFID II will remain responsible for undertaking its own target market assessment in respect of such notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

        A determination will be made in relation to each issue about whether, for the purpose of the Product Governance rules under EU Delegated Directive 2017/593 (the "MiFID Product Governance Rules"), any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise no agent nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

RISK FACTORS

        Your investment in the notes will involve certain risks, not all of which are described in this prospectus supplement and the attached prospectus. Before making an investment decision, you should carefully consider the risks described below and the other information we have included or incorporated by reference in this prospectus supplement and the applicable pricing supplement. Please see the "Company Information—Risk Factors" section contained in Exhibit 13 of our latest Annual Report on Form 10-K, as updated by our future filings with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference in this prospectus supplement. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the notes. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these risks.

 Risk Factors Related to the Notes Generally

The notes are structurally subordinated to debt of our subsidiaries, and payments related to the notes will be dependent upon our subsidiaries.

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of these subsidiaries. Claims from creditors (other than us), against the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The notes are not obligations of, nor guaranteed by, our subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the notes. The indentures relating to the notes do not limit our ability or the ability of our subsidiaries to issue or incur additional debt or preferred stock.

        The notes are our obligations but our assets consist primarily of equity in our subsidiaries and, as a result, our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The payment of dividends by a bank subsidiary is subject to federal law restrictions as well as to the laws of such subsidiary's state of incorporation. Our bank subsidiaries hold a significant portion of their mortgage loan and investment portfolios indirectly through their ownership interests in direct and indirect subsidiaries.

Holders of the notes could be at greater risk of being structurally subordinated if we sell or transfer substantially all of our assets to one or more of our subsidiaries.

        With respect to any notes issued on or after the date of this prospectus supplement, we may sell or transfer substantially all of our assets, in one or more transactions, to our subsidiaries, and our subsidiaries are not required to assume our obligations under the notes and the indentures. If we sell or transfer substantially all of our assets to our subsidiaries, third-party creditors of our subsidiaries could have additional assets from which to recover on their claims while holders of the notes could be structurally subordinated to creditors of our subsidiaries with respect to such assets. See "Description of Notes—Consolidation, Merger and Sale of Assets."

The notes are not deposits and are not insured or guaranteed by any governmental agency or any other person.

        The notes are not deposits. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or any other person.

You may not be able to sell your notes if an active trading market for the notes does not develop.

        There is currently no secondary market for the notes. The agents currently intend to make a market in the notes as permitted by applicable laws and regulations. However, they are not obligated to do so, and they may discontinue their market-making activities at any time without notice. Additionally, certain of the agents may be restricted in their market-making activities. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce the price you receive.

We may choose to redeem the notes when prevailing interest rates are relatively low.

        If your notes are redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

The trading value of the notes may be less than the principal amount of the notes.

        The trading market for, and trading value of, the notes may be affected by a number of factors. These factors include, but are not limited to:

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  our financial performance;

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  the level of liquidity of the notes;

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  the time remaining to maturity of the notes;

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  the aggregate amount outstanding of the relevant notes;

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  any redemption features of the notes;

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  any market-making activities with respect to the notes;

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  the market for similar securities; and

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  the level, direction, and volatility of market interest rates generally.

        The only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be an illiquid market for the notes or no market at all.

Changes in our credit ratings may affect the value of the notes.

        Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings or outlook may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings or outlook will not reduce the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

There are no financial covenants in the indenture.

        There are no financial covenants in the indentures. You are not protected under the indentures in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the limited extent described under "Description of Notes—Consolidation, Merger and Sale of Assets."

The notes will have limited acceleration and enforcement rights.

        The indentures under which the notes will be issued provide that the only events of default will be insolvency events and, in the case of the Series AA notes, payment defaults that continue for 30 days. Any other default under or breach of the indentures or the notes will not give rise to an event of default, whether after notice, the passage of time or otherwise. As a consequence, if any such other default or breach occurs, neither the applicable trustee nor the holders of the notes will be entitled to accelerate the maturity of the notes—that is, they will not be entitled to declare the principal of any notes to be immediately due and payable. For example, the bankruptcy, insolvency or reorganization of U.S. Bank National Association, our principal subsidiary bank, whether in a voluntary or involuntary proceeding, will not constitute an event of default under either indenture.

        The limitations on events of default and acceleration rights described in the prior paragraph do not apply with regard to our senior debt securities issued prior to the date of this prospectus supplement. Therefore, if certain defaults or breaches occur, holders of our senior debt securities issued before the date of this prospectus supplement may be able to accelerate their securities so that such securities become immediately due and payable while the holders of notes may not be able to do so. In such an event, our obligation to repay the accelerated senior debt securities in full could adversely affect our ability to make timely payments on the notes thereafter. These limitations on the rights and remedies with respect to the notes could adversely affect the market value of the notes, especially during times of financial stress for us or our industry.

Hedging activities may affect your return at maturity and the market value of the notes.

        Hedging activities may affect trading in the notes. At any time, we or our affiliates may engage in hedging activities contemporaneously with an offering of the notes. This hedging activity, in turn, may increase or decrease the value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

There are potential conflicts of interest between investors in the notes and the calculation agent.

        U.S. Bank Trust National Association, our affiliate, will serve as the calculation agent for the notes. The calculation agent will, among other things, decide the amount, if any, of the return paid to investors on the notes. The calculation agent will exercise its discretion and judgment in performing its duties. Absent manifest error, all determinations by the calculation agent will be final and binding on investors, without any liability on our part. So long as we or any of our affiliates is the calculation agent, investors will not be entitled to any compensation from us for any loss suffered as a result of any determinations by the calculation agent, even though the calculation agent may have a conflict of interest at the time of such determinations.

The amount of interest we may pay on the notes may be limited by state law.

        New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. Floating rate notes may not have a stated rate of interest and may exceed this limit. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Changes in law may affect the value of the notes.

        The terms and conditions of the notes and the indentures are based on the laws of the State of New York and all applicable U.S. federal laws and regulations. No assurance can be given as to the impact of any possible judicial decision or change to the laws of the State of New York or of the United States or administrative practice after the date of this prospectus supplement.

Risk Factors Related to a Particular Issue of Notes

A wide range of notes may be issued under the program. A number of these notes may have features that contain particular risks for potential investors. Set out below is a description of certain of these features and risks.

        Subordinated notes.    Holders of subordinated notes have the right to accelerate payment of indebtedness only upon our bankruptcy, insolvency or reorganization and not in the event of our failure to pay the principal of, or premium (if any) or interest on, such notes. However, the holders of senior notes may declare those notes in default and accelerate the due date of those notes if an event of default shall occur and be continuing, including payment defaults that continue for 30 days, which may adversely impact our ability to pay obligations on subordinated notes.

        Variable rate notes with a multiplier or other leverage factor.    Notes with variable interest rates can be volatile investments. If they are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features.

        Foreign currency notes.    We can denominate the notes in, and the principal of, and any interest or premium on, the notes can be payable in, any foreign currencies that we may designate at the time of offering. Certain risks related to an investment in such notes are set forth below. This prospectus supplement does not describe all the risks of an investment in notes denominated in, or the payment of which is related to the value of, a currency (including any composite currency) other than a prospective purchaser's home currency, and we disclaim any responsibility to advise prospective purchasers of such risks as they exist at the date of this prospectus supplement or as such risks may change from time to time. Prospective purchasers should consult their own financial, legal and tax advisors as to the risks entailed by an investment in notes denominated in, or the payment of which is related to the value of, currencies other than their particular home currency. Such notes are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions.

        The applicable pricing supplement will describe the material risks relating to a particular tranche of foreign currency notes. Such pricing supplement may contain historical exchange rates for the applicable specified currency against the U.S. dollar, a description of the specified currency and any exchange controls affecting such specified currency. If the pricing supplement includes that information, it will should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Foreign currency notes are subject to fluctuating exchange rates and exchange controls.

        An investment in foreign currency notes entails significant risks that are not associated with a similar investment in notes denominated in U.S. dollars. These risks include:

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  the possibility of significant changes in the rate of exchange between the U.S. dollar and the currency specified in the applicable pricing supplement; and

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  the possibility of the imposition or modification of foreign exchange controls by the United States or foreign governments.

        We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, political or economic crises and the actions taken or to be taken by various national governments in response to such crises could significantly affect the exchange rates between the euro and the investor's home currency. Fluctuations in any particular exchange rate that have occurred in the past do not necessarily indicate fluctuations in the rate that may occur during the term of any foreign currency note.

        Depreciation of the specified currency applicable to a foreign currency note against the United States dollar would result in a decrease in:

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  the U.S. dollar-equivalent yield of the security;

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  the U.S. dollar-equivalent value of the principal repayable at maturity of the security; and

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  the U.S. dollar-equivalent market value of the security.

        Governments from time to time have imposed exchange controls and may in the future impose or revise exchange controls at or before the maturity of a foreign currency note (or the maturity of the note issuable at the time of exercise of a debt warrant). Exchange controls could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium or interest on a foreign currency note. Even if there are no exchange controls in place, it is possible that the specified currency for any particular foreign currency note will not be available at the maturity of the note (or the maturity of the note issuable at the time of exercise of a debt warrant) due to circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement or the applicable pricing supplement.

Judgments on foreign currency notes are subject to exchange rate fluctuations.

        If an action based on foreign currency notes was commenced in a court of the United States, it is likely that the court would grant judgment relating to those notes only in U.S. dollars. It is not clear, however, whether, in granting this judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date the judgment is rendered, or some other date. Under current New York law, a state court in the State of New York that gives a judgment on a foreign currency note would be required to give the judgment in the specified currency in which the foreign currency note is denominated, and this judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time that the applicable trustee converts U.S. dollars to the specified currency for payment of the judgment.

There are limited facilities for conversion of U.S. dollars into foreign currencies, and vice versa.

        Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is:

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  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

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  no longer used by the government of the country issuing such currency; or

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  no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or its successor currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute an event of default under the applicable indenture.

        If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

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  any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

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  any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

        Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on foreign currency notes will, unless the applicable pricing supplement specifies otherwise, be made from an account with a bank located in the country issuing the specified currency or, for foreign currency notes denominated in euro, Brussels.

Euro-denominated notes are subject to risk of instability.

        Recent political and economic events in Europe have raised concerns regarding the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states of the European Union. These and other concerns could lead to the reintroduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time.

        Following the United Kingdom's exit from the European Union ("Brexit") on January 31, 2020, the ongoing negotiations about the future relationship between the European Union and the United Kingdom have yet to provide clarity on what the outcome will be for the United Kingdom or Europe. The unavoidable uncertainties and events related to Brexit could negatively affect taxes and costs of business (including changes to the taxes and costs on imports and exports and the time taken to move goods between the United Kingdom and European Union or changes to product regulation) cause volatility in currency exchange rates, interest rates, and European Union, United Kingdom or worldwide political, regulatory, economic or market conditions; and contribute to instability in political institutions, regulatory agencies, and financial markets. Brexit could also lead to legal uncertainty and politically divergent national laws and regulations as a new relationship between the United Kingdom and European Union is defined and the United Kingdom determines which European Union laws to replace or replicate.

        These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of euro-denominated notes.

        Benchmark notes.    We may issue floating rate notes that are based on or linked to a "benchmark," such as LIBOR, EURIBOR or SOFR. Certain risks related to an investment in such notes are set forth below.

Certain base rates described herein refer to "benchmarks," including LIBOR, EURIBOR and SOFR, that may be discontinued or reformed, which may adversely affect the value of and return on floating rate notes.

        Certain base rates, including LIBOR, EURIBOR, SOFR and other rates or indices described herein, are deemed to be "benchmarks" and are the subject of ongoing national and international regulatory scrutiny and reform. Some of these reforms are already effective, while others are still to be implemented or formulated. These reforms may cause such benchmarks to perform differently than they performed in the past or to be discontinued entirely and may have other consequences that cannot be predicted. Any such consequences could adversely affect the value of and return on any floating rate notes that are based on or linked to a "benchmark" to calculate interest or other payments due on those notes.

        Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of "benchmarks" could increase the costs and risks of administering or otherwise participating in the setting of a "benchmark" and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain "benchmarks," trigger changes in the rules or methodologies used in certain "benchmarks" or lead to the discontinuance or unavailability of quotes of certain "benchmarks."

        Any of the above changes or any other consequential changes to LIBOR, EURIBOR, SOFR or any other "benchmark" as a result of United Kingdom, European Union, United States or other international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any notes based on or linked to a "benchmark."

The composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is not expected to be a comparable replacement for LIBOR.

        In June 2017, the Federal Reserve Bank of New York's Alternative Reference Rates Committee (the "ARRC") announced SOFR as its recommended alternative to LIBOR. However, the composition and characteristics of SOFR are not the same as those of LIBOR. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions and is not the economic equivalent of LIBOR. While SOFR is a secured rate, LIBOR is an unsecured rate. And, while SOFR is currently only an overnight rate, LIBOR is a forward-looking rate that represents interbank funding for a specified term.

        As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For the same reasons, SOFR is not expected to be a comparable replacement for LIBOR.

SOFR has a very limited history, and the future performance of SOFR cannot be predicted based on historical performance.

        The publication of SOFR began in April 2018, and, therefore, it has a very limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. Future levels of SOFR may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

        Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR, during corresponding periods, and SOFR may bear little or no relation to the historical actual or historical indicative data. In addition, although changes in Term SOFR and Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of SOFR notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Any failure of SOFR to gain market acceptance could adversely affect SOFR notes.

        According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of SOFR notes and the price at which investors can sell those notes in the secondary market.

The secondary trading market for securities linked to SOFR may be limited.

        If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to SOFR notes, the trading price of such notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to SOFR, including, but not limited to, the spread over the reference rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of SOFR notes may be lower than those of later-issued securities that are based on SOFR. Investors in SOFR notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR may be modified or discontinued.

        SOFR is a relatively new rate, and the Federal Reserve Bank of New York (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR notes, which may adversely affect the trading prices of those notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

Interest on LIBOR notes or SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur.

        The United Kingdom Financial Conduct Authority, which regulates LIBOR, announced in July 2017 that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. This announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. Although the ARRC has announced SOFR as its recommended alternative to LIBOR, SOFR may not gain market acceptance or be widely used as a benchmark. These factors may result in the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date with respect to LIBOR and/or SOFR.

        If we or the calculation agent determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to LIBOR or SOFR, then a Benchmark Replacement will be determined in accordance with the benchmark transition provisions described below under "Description of Notes—Floating Rate Notes—Base Rates—LIBOR" or "—SOFR." After such an event, interest on such notes will no longer be determined by reference to LIBOR or SOFR, but instead be determined by reference to the applicable Benchmark Replacement.

        The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or the calculation agent in connection with implementing a Benchmark Replacement with respect to LIBOR notes or SOFR notes in accordance with the benchmark transition provisions, including with respect to Benchmark Replacement Conforming Changes, could adversely affect the rate of interest on such notes, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to LIBOR or SOFR, or that any Benchmark Replacement will product the economic equivalent of LIBOR or SOFR as a reference rate for interest on such notes.

The Benchmark Replacements are uncertain and may not be a suitable replacement for LIBOR or SOFR.

        The terms of the LIBOR notes and SOFR notes provide for a "waterfall" of alternative rates to be used to determine the rate of interest on such notes if a Benchmark Transition Event and related Benchmark Replacement Date occur and, with respect to LIBOR notes, the Interpolated Benchmark cannot be determined. The first alternative rate in the LIBOR notes waterfall is Term SOFR, a forward-looking rate which will be based on SOFR. However, Term SOFR does not exist as of the date hereof, and there is no guarantee that Term SOFR will exist prior to a Benchmark Transition Event and related Benchmark Replacement Date with respect to LIBOR. Even if Term SOFR is developed, it is unclear whether it will be a suitable replacement or successor for LIBOR. Assuming Term SOFR does not exist at the time of a Benchmark Transition Event and related Benchmark Replacement Date, the second alternative in the LIBOR notes waterfall is Compounded SOFR. Compounded SOFR is the compounded average of daily SOFR rates that we expect will be calculated in arrears, while LIBOR is a forward-looking rate. However, there currently is no uniform market convention with respect to the calculation of Compounded SOFR. Uncertainty surrounding the establishment of market conventions related to the calculation of Term SOFR and Compounded SOFR and whether either alternative reference rate is a suitable replacement or successor for LIBOR may adversely affect the value of and return on these notes.

        The other alternative rates referenced in the definition of "Benchmark Replacement" under "Description of Notes—Floating Rate Notes—Base Rates—LIBOR" and "—SOFR" are also uncertain. In particular, the ISDA Fallback Rate, which is the rate referenced in the ISDA Definitions at the time of a Benchmark Transition Event and related Benchmark Replacement Date, has not been established as of the date hereof. Even after the ISDA Fallback Rate is initially determined, ISDA Definitions and the ISDA Fallback Rate may change over time. If each alternative rate referenced in the definition of "Benchmark Replacement" is unavailable or indeterminable, the calculation agent, as directed by us, will determine the Benchmark Replacement that will apply to the LIBOR notes or SOFR notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on these notes.

        In addition, the benchmark transition provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement equivalent to LIBOR or SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to LIBOR or SOFR. In particular, the Benchmark Replacement Adjustment may be a one-time adjustment, so such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

The rate of interest on the LIBOR notes or SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.

        If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to LIBOR or SOFR, the rate of interest on the LIBOR notes or SOFR notes, respectively, will thereafter be determined by reference to the applicable Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. The rate of interest on those notes may therefore cease to be determined by reference to the benchmark and instead be determined by reference to the Benchmark Replacement, even if the benchmark continues to be published. Such rate may be lower than the benchmark for so long as the benchmark continues to be published, and the value of and return on the LIBOR notes or SOFR notes may be adversely affected.

We or the calculation agent will make determinations with respect to the LIBOR notes or SOFR notes that could affect the value of and return on those notes.

        We or the calculation agent will make certain determinations with respect to the LIBOR notes or SOFR notes as further described below under "Description of Notes" that may adversely affect the value of and return on those notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to LIBOR notes or SOFR notes, the applicable Benchmark Replacement and Benchmark Replacement Adjustment will be determined in accordance with the benchmark transition provisions described under "Description of Notes—Floating Rate Notes—Base Rates—LIBOR—Effect of Benchmark Transition Event" or "—SOFR—Effect of Benchmark Transition Event," respectively, and we or the calculation agent, in its sole discretion, can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by us or the calculation agent pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us, in or sole discretion, or the calculation agent will be conclusive for all purposes and binding on us and holders of the LIBOR notes or SOFR notes absent manifest error. In making these potentially subjective determinations, we or the calculation agent may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the notes. Because the continuation of LIBOR or SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or the calculation agent is likely to exercise more discretion in respect of calculating interest payable on LIBOR notes or SOFR notes than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date.

Interest on LIBOR notes or SOFR notes will be calculated using alternative methods if the applicable benchmark is not quoted or published on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.

        Under the terms of LIBOR notes, if LIBOR is not quoted on Reuters Page LIBOR01 on a relevant LIBOR interest determination date (but a Benchmark Transition Event or related Benchmark Replacement Date have not occurred), such rate will be determined using the applicable alternative method described in the second paragraph under "Description of Notes—Floating Rate Notes—Base Rates—LIBOR." In such case, the final alternative method for determining such rate is to use LIBOR as in effect for the then-current interest period.

        Similarly, if SOFR is not published on the Federal Reserve Bank of New York's Website on a relevant SOFR interest determination date (but a Benchmark Transition Event or related Benchmark Replacement Date have not occurred), such rate for SOFR notes will be SOFR as published on the next preceding U.S. Government Securities Business Day.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date made. These forward-looking statements cover, among other things, our anticipated future revenue and expenses and our future plans and prospects. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. Deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect U.S. Bancorp's revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp's results could also be adversely affected by changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management's ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputational risk.

        For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2019, on file with the SEC, including the sections entitled "Risk Factors" and "Corporate Risk Profile" contained in Exhibit 13, and all subsequent filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, factors other than these also could adversely affect our results, and you should not consider these factors to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date they are made, and, except as required by law, we undertake no obligation to update them in light of new information or future events.

 U.S. BANCORP

        We are a multi-state financial services holding company headquartered in Minneapolis, Minnesota. We were incorporated in Delaware in 1929 and operate as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. We provide a full range of financial services, including lending and depository services, cash management, capital markets, and trust and investment management services. We also engage in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing. We are the parent company of U.S. Bank National Association.

        Our common stock is traded on the New York Stock Exchange under the ticker symbol "USB." Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is (612) 303-0799.

        We refer you to the documents incorporated by reference into this prospectus supplement and the attached prospectus, as described under "Where You Can Find More Information" in the attached prospectus, for more information about us and our businesses.

 USE OF PROCEEDS

        Unless the applicable pricing supplement specifies otherwise, we intend to use the net proceeds from the sale of the notes offered by this prospectus supplement for general corporate purposes, which may include working capital, capital expenditures, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and refinancing of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

 DESCRIPTION OF NOTES

        The following is a description of certain terms of the notes offered hereby and does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the detailed terms of the notes being offered and the indentures referred to below. The particular terms of the notes sold under any pricing supplement will be described in that pricing supplement. If any information in the applicable pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the applicable pricing supplement. The pricing supplement may also add, update or change information contained in this prospectus supplement. It is important for you to consider the information contained in the prospectus supplement, the attached prospectus and the applicable pricing supplement in making your investment decision.

General

        We may issue the notes as medium-term notes, Series AA, which will represent the senior notes, or as medium-term notes, Series BB, which will represent the subordinated notes. We will issue the senior notes under a senior indenture, dated as of October 1, 1991, as amended by a first supplemental indenture, dated as of April 21, 2017, and as further amended or supplemented from time to time (the "senior indenture"), between us and Citibank, N.A., as senior trustee. We will issue the subordinated notes under a subordinated indenture, dated as of October 1, 1991, as amended by a first supplemental indenture, dated as of April 1, 1993, and a second supplemental indenture, dated as of April 21, 2017, and as further amended or supplemented from time to time (the "subordinated indenture"), between us and Citibank, N.A., as subordinated trustee. The indentures are qualified under the Trust Indenture Act of 1939, as amended. In this prospectus supplement, the senior indenture and the subordinated indenture are referred to collectively as the "indentures," and the senior trustee and the subordinated trustee are referred to collectively as the "trustees." The indentures are exhibits to the registration statement of which this prospectus supplement and the attached prospectus are a part.

        The Series AA notes issued under the senior indenture will constitute a single series of senior securities under the senior indenture. The Series BB notes issued under the subordinated indenture will constitute a single series of subordinated securities under the subordinated indenture. The notes will mature on a date that is nine months or more from the date of issue, as stated in the applicable pricing supplement. The Series AA notes will represent unsecured, unsubordinated debt of U.S. Bancorp and will rank equally with all other unsecured and unsubordinated debt of U.S. Bancorp. The Series BB notes will represent unsecured, subordinated debt of U.S. Bancorp and will rank junior to, and be subordinated to, all senior indebtedness of U.S. Bancorp.

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of these subsidiaries. Claims from creditors (other than us), against the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.

        The indentures do not limit the aggregate principal amount of debt securities that we may issue under them, or the amount of other debt that we may issue.

        We may from time to time, without your consent, reopen an outstanding tranche of notes and issue additional notes having the same terms and conditions as such outstanding notes (except for the issue date and, in some cases, the offering price and first interest payment date); provided, however, that we will use a separate CUSIP for any such additional notes that are not fungible with the outstanding notes for U.S. federal income tax purposes.

        The applicable pricing supplement relating to each note will describe the following:

  •
  whether the note is a senior note or a subordinated note;

  •
  whether the note is being issued at a price other than 100% of its principal amount;

  •
  the aggregate principal amount of the note;

  •
  the date on which the note will be issued;

  •
  the date on which the note will mature;

  •
  whether the note is a fixed rate note, a floating rate note, a combination of both fixed and floating rate notes, or a zero coupon note;

  •
  the rate at which the note will bear interest and the interest payment date(s) and regular record date(s), if different from those described below;

  •
  whether the note is an original issue discount note, and if so, any additional provisions relating to this feature of the note;

  •
  the specified currency for such note and any additional terms applicable to any foreign currency notes with respect to the payment of principal and any premium or interest for that note;

  •
  whether the note may be redeemed at our option, and any provisions relating to redemption of the note;

  •
  the authorized denominations of the notes;

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  the form of such notes, if other than a global security registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary or another depositary specified in the applicable pricing supplement ("global notes"); and

  •
  any other terms of the note consistent with the provisions of the applicable indenture.

        Unless the applicable pricing supplement specifies otherwise, neither indenture contains provisions specifically designed to protect holders in the event of a highly leveraged transaction involving us, payment of the notes may be accelerated only in the event of our bankruptcy, insolvency or reorganization, and, in the case of the Series AA notes only, in the event of payment defaults that continue for 30 days. Unless the applicable pricing supplement indicates otherwise, neither indenture provides for any right of acceleration of the payment of principal of the notes if there is a default in the performance of any covenant or agreement in the notes or in the respective indenture.

        Unless the applicable pricing supplement specifies otherwise, the term "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided that, for notes issued in a specified currency other than U.S. dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country of the specified currency (unless the specified currency is euro, in which case such day is also not a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System or any successor thereto is closed); provided further, that, for LIBOR notes, such day is also a London business day.

        Unless the applicable pricing supplement specifies otherwise, the principal financial center of any country for the purpose of the foregoing definition is as provided in the 2006 ISDA Definitions, and as amended and updated from time to time, published by the International Swaps and Derivatives Association, Inc. (the "ISDA Definitions").

Interest and Principal Payments

        Unless the applicable pricing supplement specifies otherwise, we will make payments of principal, interest owed, and premium, if any, with respect to any note, in U.S. dollars. If the specified currency for a note is other than U.S. dollars, we will (unless the applicable pricing supplement specifies otherwise) arrange to convert all payments in respect of that note into U.S. dollars in the manner described in the following paragraph. The holder of a note having a specified currency other than U.S. dollars may (if the applicable pricing supplement and that note so indicate) elect to receive all payments in respect of that note in the specified currency by delivery of a written notice to the paying agent for that note not later than fifteen calendar days prior to the applicable payment date. That election will remain in effect until revoked by written notice to the paying agent received not later than fifteen calendar days prior to the applicable payment date.

        In the case of a note having a specified currency other than U.S. dollars, the amount of any U.S. dollar payment in respect of that note will be based on the bid quoted by the exchange rate agent as of 11:00 a.m., London time, on the second business day preceding the payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the specified currency for settlement on the payment date of the aggregate amount of the specified currency payable to all holders of notes denominated other than in U.S. dollars and who are scheduled to receive U.S. dollar payments. If this bid quotation is not available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by the exchange rate agent for this purchase. If the bids are not available, payment of the aggregate amount due to all holders of notes on the payment date will be made in the specified currency, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control. If payment on a note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on that note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. All currency exchange costs will be borne by the holder of the note by deductions from these payments.

        Except as provided under the heading "—Form of Notes; Book-Entry Notes" below, we will pay interest to the person in whose name a note, or any predecessor note, is registered at the close of business on the regular record date next preceding each interest payment date. Interest payable at maturity or upon redemption will be payable to the person to whom the principal will be payable.

        Unless the applicable pricing supplement specifies otherwise, the agent for payment, transfer and exchange of the notes, who will be referred to in this prospectus supplement as the paying agent, is U.S. Bank Trust National Association, one of our affiliates, acting through its corporate trust office in New York City, New York. Unless the applicable pricing supplement specifies otherwise, we will pay the principal, interest, and premium, if any, at maturity or redemption in immediately available funds to DTC, as depositary, or its nominee, or such other depositary specified in the applicable pricing supplement, as the registered owner of the global notes representing the book-entry notes. But we may at our option, pay interest on any notes issued in definitive, registered form ("certificated notes"), other than interest at maturity or upon redemption, by mailing a check to the address of the person or entity entitled to the payment shown on our security register at the close of business on the regular record date related to the interest payment date.

        Unless the applicable pricing supplement specifies otherwise, holders of U.S. $10,000,000 or more in aggregate principal amount of certificated notes will receive payments of interest, other than interest at maturity or upon redemption, by wire transfer of immediately available funds, if they have given appropriate wire transfer instructions to the paying agent in writing not later than the regular record date.

        Except as provided under the heading "—Form of Notes; Book-Entry Notes" below, if the original issue date of a note is between a regular record date and an interest payment date, the initial interest payment will be made on the interest payment date following the next succeeding regular record date to the registered holder on that next succeeding regular record date.

        We can change interest rates and base rates, from time to time but this change will not affect any note issued or note that we agreed to issue. Unless the applicable pricing supplement specifies otherwise, the interest payment dates and the regular record dates for fixed rate notes will be as described below under the heading "—Fixed Rate Notes" and the interest payment dates and the regular record dates for floating rate notes will be as described below under the heading "—Floating Rate Notes."

Interest Rates

General

        The interest rate on the notes will be:

  •
  in the case of fixed rate notes, a fixed rate;

  •
  in the case of floating rate notes, a rate determined by reference to one or more base rates, which may be adjusted by a spread or a spread multiplier, or both; or

  •
  any combination of the above.

        A floating rate note may also have either or both of the following:

  •
  a maximum interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period; and

  •
  a minimum interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.

        Each note that bears interest will bear interest from and including its date of issue or from and including the most recent interest payment date on which interest has been paid or duly provided for:

  •
  at the fixed rate per annum applicable to the related interest period; or

  •
  at the rate determined by reference to the base rate applicable to the related interest period(s),

in each case as specified in the note and in the applicable pricing supplement, until the principal is paid or made available for payment. Interest will be payable on each interest payment date and at maturity or upon redemption.

        The interest rate on a note for any interest period will in no event be higher than the maximum rate permitted by New York law as this law may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested.

Fixed Rate Notes

General

        The applicable pricing supplement will specify whether the notes are fixed rate notes and, if applicable, a fixed interest rate per annum payable on any fixed rate note.

How Interest on Fixed Rate Notes Accrues

        Unless the applicable pricing supplement specifies otherwise, interest payments for fixed rate notes will be the amount of interest accrued to, but excluding, the relevant interest payment date.

When Interest on Fixed Rate Notes Is Paid

        Unless the applicable pricing supplement specifies otherwise, the interest payment dates for fixed rate notes (other than original issue discount notes, including zero coupon notes) will be February 1 and August 1 of each year and at maturity or, if applicable, upon redemption.

Record Date

        Unless the applicable pricing supplement specifies otherwise, the regular record dates for fixed rate notes will be the fifteenth calendar day, whether or not a business day, immediately preceding each interest payment date.

How Interest on Fixed Rate Notes Is Calculated

        Unless the applicable pricing supplement specifies otherwise, interest on fixed rate notes with maturities of (1) greater than one year will be calculated on the basis of a 360-day year of twelve 30-day months and (2) one year or less will be calculated on the basis of the actual number of days in the year divided by 360.

If an Interest Payment Date Is Not a Business Day

        If any interest payment date on a fixed rate note is not a business day, the interest payment will be made on the next day that is a business day, and no interest will accrue or be paid from and after the scheduled interest payment date.

Floating Rate Notes

General

        Each floating rate note will bear interest at a floating rate determined by reference to an interest rate basis or formula, which we refer to as the base rate.

        The applicable pricing supplement may designate one or more of the following base rates as applicable to each floating rate note:

  •
  the CMT rate;

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  the commercial paper rate;

  •
  the federal funds rate;

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  LIBOR;

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  SOFR;

  •
  EURIBOR;

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  CDOR;

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  the prime rate;

  •
  the treasury rate; or

  •
  one or more other base rates specified in the applicable pricing supplement.

        The interest rate on each floating rate note for each interest period will be determined by reference to the applicable base rate specified in the applicable pricing supplement for that interest period, plus or minus the applicable spread, if any, and/or multiplied by the applicable spread multiplier, if any.

        The spread is the number of basis points, or one-hundredth of a percentage point, specified in the applicable pricing supplement to be added or subtracted from the base rate for that floating rate note. For example, if a note bears interest at LIBOR plus one basis point, or .01%, and the calculation agent determines that LIBOR is 5.00% per annum, the note will bear interest at 5.01% per annum until the next interest reset date. The spread multiplier is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note. For example, if a note bears interest at 90% of LIBOR, and the calculation agent determines that LIBOR is 5.00% per annum, the note will bear interest at 4.50% per annum until the next interest reset date.

When Interest on Floating Rate Notes Is Paid

        Unless the applicable pricing supplement specifies otherwise and except as provided below, we will pay interest on floating rate notes on the following interest payment dates:

  •
  in the case of floating rate notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month of each year;

  •
  in the case of floating rate notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year;

  •
  in the case of floating rate notes with a semi-annual interest reset date, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

  •
  in the case of floating rate notes with an annual interest reset date, on the third Wednesday of the month of each year specified in the applicable pricing supplement.

        Unless the applicable pricing supplement specifies otherwise, we will also pay interest, in the case of all floating rate notes, at maturity or upon redemption.

Record Date

        Unless the applicable pricing supplement specifies otherwise, the regular record dates for floating rate notes will be the fifteenth calendar day, whether or not a business day, immediately preceding each interest payment date.

If a Payment Date Is Not a Business Day

        If any interest payment date other than the maturity date or date of earlier redemption for a floating rate note is not a business day, the interest payment will be made on the next day that is a business day, provided that, for LIBOR, EURIBOR and SOFR notes, if that business day is in the next calendar month, the interest payment will be made on the immediately preceding business day. If the scheduled maturity date or any earlier redemption date of a floating rate note is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day. In any such case, no interest will accrue or be paid from and after the scheduled interest payment date, maturity date or earlier redemption date.

How Floating Interest Rates Are Reset

        The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable pricing supplement. The date on which the floating rate note is reset is called the interest reset date.

        Unless the applicable pricing supplement specifies otherwise, the interest reset date will be as follows:

  •
  in the case of floating rate notes which are reset daily, each business day;

  •
  in the case of floating rate notes, other than treasury rate notes, which are reset weekly, the Wednesday of each week;

  •
  in the case of floating rate notes that are treasury rate notes which are reset weekly, the Tuesday of each week, except if the auction date falls on a Tuesday, then the next business day, as provided below;

  •
  in the case of floating rate notes which are reset monthly, the third Wednesday of each month;

  •
  in the case of floating rate notes which are reset quarterly, the third Wednesday of March, June, September and December of each year;

  •
  in the case of floating rate notes which are reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

  •
  in the case of floating rate notes which are reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement.

        The applicable pricing supplement will indicate the interest rate in effect from the date of issue to the first interest reset date for a floating rate note, which we will refer to as the initial interest rate. If any interest reset date for a floating rate note is not a business day, the interest reset date will be the next day that is a business day, provided that, for LIBOR, EURIBOR and SOFR notes, if the next business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

Date Interest Rate Is Determined

        Unless the applicable pricing supplement specifies otherwise, the interest rate determined for any interest determination date will become effective on the next succeeding interest reset date. The interest determination date is the date that the calculation agent will refer to when determining the new interest rate at which a floating rate will reset.

        Unless the applicable pricing supplement specifies otherwise, the interest determination date for any interest reset date will be:

  •
  for CDOR notes, the interest reset date;

  •
  for commercial paper rate notes, prime rate notes and CMT rate notes, the second business day before the interest reset date;

  •
  for EURIBOR notes, the second TARGET business day before the interest reset date;

  •
  for federal funds rate notes, the business day immediately preceding the interest reset date;

  •
  for LIBOR notes, the second London business day before the interest reset date;

  •
  for SOFR notes, a U.S. Government Securities Business Day, as set forth in the applicable pricing supplement; and

  •
  for treasury rate notes, the business day on which treasury bills would normally be auctioned in the week in which the interest reset date occurs.

        Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the interest determination date for the interest reset date for treasury rate notes occurring in the next week. If an auction falls on a day that is an interest reset date for a treasury rate note, the interest reset date will be the following business day.

        Unless the applicable pricing supplement specifies otherwise, the interest determination date for a floating rate note, which interest rate is determined by two or more base rates, will be the latest business day that is at least two business days prior to the interest reset date for the floating rate note on which each such base rate can be determined.

How Interest on Floating Rate Notes Is Calculated

        Unless the applicable pricing supplement specifies otherwise, interest on floating rate notes will accrue from and including the most recent interest payment date on which interest is paid or duly provided for, or, if no interest is paid or duly provided for, the date will be from and including the date of issue or any other date specified in the pricing supplement on which interest begins to accrue. Interest will accrue to, but excluding, the next interest payment date, or if earlier, the date on which the principal is paid or duly made available for payment.

        Accrued interest for a floating rate note will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. The accrued interest factor will be the sum of the interest factors calculated for each day in the period for which the interest is being paid.

        Unless the applicable pricing supplement specifies otherwise, the interest factor for each day is computed by dividing the interest rate, expressed as a decimal, applicable to that day:

  •
  by 360, for commercial paper rate notes, federal funds rate notes, EURIBOR notes, LIBOR notes, SOFR notes, and prime rate notes; or

  •
  by the actual number of days in the year, in the case of treasury rate notes, CDOR notes and CMT rate notes.

        Unless the applicable pricing supplement specifies otherwise, all percentages resulting from any calculation for the floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% or .09876545 will be rounded to 9.87655% or .0987655, and 9.876544% or .09876544 will be rounded to 9.87654% or .0987654. All calculations of the accrued interest factor for any day on floating rate notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upward. For example, .098765455 will be rounded to .09876546 and .098765454 will be rounded to .09876545. All dollar amounts used in or resulting from any of these calculations will be rounded to the nearest cent, with one-half cent being rounded upwards.

        The interest rate in effect on each day will be:

  •
  if the day is an interest reset date, the interest rate for the interest determination date related to the interest reset date; or

  •
  if the day is not an interest reset date, the interest rate for the interest determination date related to the next preceding interest reset date,

subject in either case to any maximum or minimum interest rate referred to in the applicable pricing supplement.

        Unless the applicable pricing supplement specifies otherwise, U.S. Bank Trust National Association, one of our affiliates, will be the calculation agent for any issue of floating rate notes.

        On or before each calculation date, the calculation agent will determine the interest rate as described below and notify the paying agent.

        Unless the applicable pricing supplement specifies otherwise, the calculation date, if applicable, related to any interest determination date on a floating rate note will be the earlier of:

  •
  the tenth calendar day after the interest determination date, or, if that day is not a business day, the following business day; and

  •
  the business day before the applicable interest payment date.

        The paying agent will determine the accrued interest factor applicable to the floating rate note. The paying agent will, at the request of the holder of a floating rate note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made on the most recent interest determination date for the floating rate note. The determinations of interest rates made by the calculation agent are conclusive and binding, and neither the trustee nor the paying agent has the duty to verify them.

Base Rates

        Commercial Paper Rate.    Commercial paper rate notes will bear interest at the interest rates, calculated with reference to the commercial paper rate and the spread and/or spread multiplier, if any, specified in the commercial paper rate notes and in the applicable pricing supplement. Commercial paper rate notes will be subject to the minimum and the maximum interest rate, if any.

        Unless the applicable pricing supplement specifies otherwise, "commercial paper rate" means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the commercial paper rate (a "commercial paper rate interest determination date"), the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement as published in the daily statistical release designated as such published by the Board of Governors of the Federal Reserve System, or its successor, at https://www.federalreserve.gov/releases/h15/, or any successor site or publication, which we will refer to as the H.15 Daily Update, under the heading "Commercial Paper—Nonfinancial."

        Unless the applicable pricing supplement specifies otherwise, the following procedures will be followed if the commercial paper rate cannot be determined as described above:

  •
  If the rate is not published by 3:00 p.m., New York City time, on the calculation date relating to the commercial paper rate interest determination date, then the commercial paper rate will be the money market yield of the rate on the commercial paper rate interest determination date for commercial paper having the index maturity specified in the applicable pricing supplement as set forth in the H.15 Daily Update, under the heading "Commercial Paper—Nonfinancial."

  •
  If by 3:00 p.m., New York City time, on the calculation date, the rate is not published in the H.15 Daily Update, then the calculation agent shall determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the commercial paper rate interest determination date of three leading dealers of commercial paper in New York City, selected by the calculation agent, after consultation with us, for commercial paper having the index maturity specified in the applicable pricing supplement placed for an industrial issuer whose bond rating is "AA" or the equivalent, from a nationally recognized statistical rating agency.

  •
  If the dealers selected by the calculation agent are not quoting as described in the previous bullet point, the commercial paper rate in effect immediately before the commercial paper interest determination date will not change and will remain the commercial paper rate in effect on the commercial paper interest determination date.

        Money market yield is a yield calculated under the following formula:

Money Market Yield =	D × 360 360 – (D × M)	x 100

  where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which the interest is being calculated.

        Federal Funds Rate.    Federal funds rate notes will bear interest at the interest rates, calculated with reference to the federal funds rate and the spread and/or spread multiplier, if any, specified in the federal funds rate notes and in the applicable pricing supplement. Federal funds rate notes will be subject to the minimum and the maximum interest rate, if any. The federal funds rate will be calculated by reference to either the federal funds (effective) rate, the federal funds open rate or the federal funds target rate, as specified in the applicable pricing supplement.

        Unless the applicable pricing supplement specifies otherwise, "federal funds rate" means the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the federal funds rate (a "federal funds rate interest determination date"), in accordance with the following provisions:

  •
  If "federal funds (effective) rate" is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate with respect to such date for United States dollar federal funds as published in the H.15 Daily Update opposite the caption "Federal funds (effective)," as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) ("Reuters Page FEDFUNDS1") under the heading "EFFECT." If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate with respect to such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent, prior to 9:00 a.m., New York City time, on the business day following such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

  •
  If "federal funds open rate" is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date under the heading "Federal Funds" for the relevant index maturity and opposite the caption "Open" as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) ("Reuters Page 5"), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for the federal funds rate interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. ("Bloomberg"), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

  •
  If "federal funds target rate" is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for such federal funds rate interest determination date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) ("Reuters Page USFFTARGET="). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

        LIBOR.    LIBOR notes will bear interest at the interest rates, calculated with reference to the London interbank offered rate, commonly referred to as LIBOR, and the spread and/or spread multiplier, if any, specified in the LIBOR notes and in the applicable pricing supplement. LIBOR notes will be subject to the minimum and the maximum interest rate, if any.

        Unless the applicable pricing supplement specifies otherwise, the calculation agent will determine LIBOR for each interest determination date relating to a LIBOR note as follows:

        With respect to any interest determination date relating to LIBOR notes (a "LIBOR interest determination date"), "LIBOR" will be the rate for deposits in the designated LIBOR currency having the index maturity specified in such pricing supplement, as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency) ("Reuters Page LIBOR01") as of 11:00 a.m., London time, on such LIBOR interest determination date. If no such rate so appears, we shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by us, to provide the calculation agent with its offered quotation for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center (as defined below), on such LIBOR interest determination date by three major banks (which may include affiliates of the agents) in such principal financial center selected by us for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the designated LIBOR currency in such market at such time; provided, however, that if the banks so selected by us are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR interest determination date shall be LIBOR in effect on such LIBOR interest determination date.

        Notwithstanding the foregoing paragraph, if we or the calculation agent, in its sole discretion, determine on or prior to the relevant LIBOR interest determination date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to LIBOR, then the provisions set forth below under the heading "—Effect of Benchmark Transition Event," which we refer to as the "benchmark transition provisions," will thereafter apply to all determinations of the rate of interest payable on the notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the notes will be determined by reference to the Benchmark Replacement.

Effect of Benchmark Transition Event

        Benchmark Replacement.    If we or the calculation agent, in its sole discretion, determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any LIBOR interest determination date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such LIBOR interest determination date and all determinations on all subsequent LIBOR interest determination dates.

        Benchmark Replacement Conforming Changes.    In connection with the implementation of a Benchmark Replacement, we or the calculation agent, in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.

        Decisions and Determinations.    Any determination, decision or election that may be made by us or by the calculation agent pursuant to the benchmark transition provisions described herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

  •
  will be conclusive and binding absent manifest error;

  •
  if made by us, will be made in our sole discretion; and

  •
  notwithstanding anything to the contrary in the prospectus supplement, the indenture or the notes, shall become effective without consent from the holders of the notes or any other party.

        If the calculation agent fails to make any determination, decision or election that it is required to make pursuant to the benchmark transition provisions, then we will make that determination, decision or election on the same basis as described above.

        Additional Information about SOFR.    As further described herein, the rate of interest on the notes will, in the circumstances described herein, be determined by reference to either Term SOFR or Compounded SOFR. For additional information on SOFR, please see below under "—SOFR—Additional Information about SOFR."

Certain Defined Terms

        As used in this "—LIBOR" section:

        "Benchmark" means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement.

        "Benchmark Replacement" means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then "Benchmark Replacement" means the first alternative set forth in the order below that can be calculated by the calculation agent as of the Benchmark Replacement Date:

  (1)
  the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

  (2)
  the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

  (3)
  the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

  (4)
  the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

  (5)
  the sum of: (a) the alternate rate of interest that has been selected by the calculation agent, as directed by us, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

        "Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be calculated by the calculation agent as of the Benchmark Replacement Date:

  (1)
  the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

  (2)
  if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

  (3)
  the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, as directed by us after giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

        "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "interest period", timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or the calculation agent, in its sole discretion, decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we determine is reasonably necessary).

        "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

  (1)
  in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

  (2)
  in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

        For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

        "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

  (1)
  a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

  (2)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

  (3)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

        "Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent, as directed by us in accordance with:

  (1)
  the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

  (2)
  if, and to the extent that, we determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent, as directed by us after giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate notes at such time.

        For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment.

        "Corresponding Tenor" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

        "Designated LIBOR currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable pricing supplement, U.S. dollars.

        "Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is not part of this document and is not incorporated by reference herein.

        "Interpolated Benchmark" with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

        "ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

        "ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

        "ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

        "Principal financial center" means (i) the capital city of the country issuing the specific currency or (ii) the capital city of the country to which the designated LIBOR currency, if applicable, relates, except in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the "principal financial center" shall be New York City, Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.

        "Reference Time" with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the relevant LIBOR interest determination date, and (2) if the Benchmark is not LIBOR, the time determined in accordance with the Benchmark Replacement Conforming Changes.

        "Relevant Governmental Body" means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

        "SOFR" with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.

        "Term SOFR" means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

        "Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

        SOFR.    SOFR notes will bear interest at the interest rates, calculated with reference to the Secured Overnight Financing Rate, commonly referred to as SOFR, and the spread and/or spread multiplier, if any, specified in the SOFR notes and in the applicable pricing supplement. SOFR notes will be subject to the minimum and maximum interest rate, if any.

        Unless the applicable pricing supplement specifies otherwise, the calculation agent will determine SOFR for each interest determination date relating to a SOFR note as follows:

        With respect to any interest determination date relating to SOFR notes (a "SOFR interest determination date"), SOFR will be the Secured Overnight Financing Rate in respect of such day as published by the Relevant Governmental Body, as the administrator of such rate (or a successor administrator), on the Federal Reserve Bank of New York's Website (or the reference page for any successor administrator) on or about 5:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day. If no such rate so appears, SOFR determined as of such SOFR interest determination date shall be the Secured Overnight Financing Rate in respect of the last U.S. Government Securities Business Day for which such rate was published on the on the Federal Reserve Bank of New York's Website (or the reference page for any successor administrator).

        Notwithstanding the foregoing paragraph, if we or the calculation agent, in its sole discretion, determine on or prior to the relevant SOFR interest determination date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the provisions set forth below under the heading "—Effect of Benchmark Transition Event," which we refer to as the "benchmark transition provisions," will thereafter apply to all determinations of the rate of interest payable on the notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the notes will be determined by reference to the Benchmark Replacement.

Effect of Benchmark Transition Event

        Benchmark Replacement.    If we or the calculation agent, in its sole discretion, determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any SOFR interest determination date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such SOFR interest determination date and all determinations on all subsequent SOFR interest determination dates.

        Benchmark Replacement Conforming Changes.    In connection with the implementation of a Benchmark Replacement, we or the calculation agent, in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.

        Decisions and Determinations.    Any determination, decision or election that may be made by us or by the calculation agent pursuant to the benchmark transition provisions described herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

  •
  will be conclusive and binding absent manifest error;

  •
  if made by us, will be made in our sole discretion; and

  •
  notwithstanding anything to the contrary in this prospectus supplement and the attached prospectus, the indentures or the notes, shall become effective without consent from the holders of the notes or any other party.

        If the calculation agent fails to make any determination, decision or election that it is required to make pursuant to the benchmark transition provisions, then we will make that determination, decision or election on the same basis as described above.

Certain Defined Terms

        As used in this "—SOFR" section:

        "Benchmark" means, initially, SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement.

        "Benchmark Replacement" means the first alternative set forth in the order below that can be calculated by the calculation agent as of the Benchmark Replacement Date:

  (1)
  the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

  (2)
  the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

  (3)
  the sum of: (a) the alternate rate of interest that has been selected by us or the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

        "Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by us or the calculation agent as of the Benchmark Replacement Date:

  (1)
  the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

  (2)
  if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

  (3)
  the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the calculation agent, as directed by us after giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

        "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "interest period", timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors (including changes to the definition of "Corresponding Tenor" solely when such tenor is longer than the interest period), and other administrative matters) that we or the calculation agent, in its sole discretion, decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we determine is reasonably necessary).

        "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

  (1)
  in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

  (2)
  in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

        For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

        "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

  (1)
  a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

  (2)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

  (3)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

        "Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this document and is not incorporated herein by reference.

        "ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

        "ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

        "ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

        "Reference Time" with respect to any determination of the Benchmark means the time determined by us we or the calculation agent in accordance with the Benchmark Replacement Conforming Changes.

        "Relevant Governmental Body" means the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.

        "U.S. Government Securities Business Day" means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

        "Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Additional Information about SOFR

        SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The Federal Reserve Bank of New York reports that SOFR includes all trades in the Broad General Collateral Rate and bilateral U.S. Treasury repurchase agreement (repo) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the "FICC"), a subsidiary of DTC, and SOFR is filtered by the Federal Reserve Bank of New York to remove some (but not all) of the foregoing transactions considered to be "specials." According to the Federal Reserve Bank of New York, "specials" are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

        The Federal Reserve Bank of New York reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC's delivery-versus-payment service. The Federal Reserve Bank of New York also notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC.

        If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day's data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the Federal Reserve Bank of New York would use information collected through a daily survey conducted by its Trading Desk of primary dealers' repo borrowing activity. Such daily survey would include information reported by the dealers or their affiliates.

        The Federal Reserve Bank of New York currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. The Federal Reserve Bank of New York notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

        Each U.S. Government Securities Business Day, the Federal Reserve Bank of New York publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the Federal Reserve Bank of New York's publication would indicate the revision. This revision threshold will be reviewed periodically by the Federal Reserve Bank of New York and may be changed based on market conditions.

        SOFR is published by the Federal Reserve Bank of New York based on data received from other sources, and we have no control over its determination, calculation or publication. The Federal Reserve Bank of New York started publishing SOFR in April 2018. The Federal Reserve Bank of New York also has published historical indicative Secured Overnight Financing Rates dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

        Neither the Federal Reserve Bank of New York's Website, nor any of the information or materials available thereon, are a part of this document or incorporated herein by reference.

        EURIBOR.    EURIBOR notes will bear interest at the interest rates, calculated with reference to EURIBOR and the spread and/or spread multiplier, if any, specified in the EURIBOR notes and in the applicable pricing supplement. EURIBOR notes will be subject to the minimum and maximum interest rate, if any.

        Unless the applicable pricing supplement specifies otherwise, EURIBOR means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to EURIBOR (a "EURIBOR interest determination date"), a base rate equal to the interest rate for deposits in euro designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in the following manner:

  •
  EURIBOR will be the offered rate for deposits in euro having the index maturity specified in the applicable pricing supplement, beginning on the second euro business day after such EURIBOR interest determination date, as that rate appears on Reuters Page EURIBOR01 as of 11:00 a.m., Brussels time, on such EURIBOR interest determination date.

  •
  If the rate described above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided,

    EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the quotations.

  •
  If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euro having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in an amount that is representative of a single transaction in euro in that market at the time.

  •
  If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

        In the event that the EURIBOR rate is discontinued, the calculation of interest for such EURIBOR Note would be governed by the applicable EU Benchmark Replacement provisions. Those provisions will be included in the applicable pricing supplement for the EURIBOR note.

        CDOR.    CDOR notes will bear interest at the interest rates, calculated with reference to the Canadian dollar three-month Banker's Acceptance Rate, commonly referred to as CDOR, and the spread and/or spread multiplier, if any, specified in the CDOR notes and in the applicable pricing supplement. CDOR notes will be subject to the minimum and the maximum interest rate, if any.

        The calculation agent will determine CDOR on each interest determination date. The interest determination date is the first day of such interest period. CDOR will be the offered rate for Canadian dollar bankers' acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers' acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such interest determination date.

        Unless the applicable pricing supplement specifies otherwise, the following procedures will be followed if CDOR cannot be determined as described above.

  •
  If no offered rate appears on Reuters Screen CDOR page on an interest determination date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers' acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

  •
  If the Schedule I banks so selected by the calculation agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

        Prime Rate.    Prime rate notes will bear interest at the interest rates, calculated with reference to the prime rate and the spread and/or spread multiplier, if any, specified in the prime rate notes and in the applicable pricing supplement. Prime rate notes will be subject to the minimum and the maximum interest rate, if any.

  •
  Unless the applicable pricing supplement specifies otherwise, "prime rate" means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the prime rate (a "prime rate interest determination date"), the rate on such date as such rate is published in the H.15 Daily Update under the caption "Bank prime loan" or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank prime loan."

  •
  If such rate is not yet published in the H.15 Daily Update, or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the prime rate shall be the arithmetic mean calculated by the calculation agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Page USPRIME1") as such bank's prime rate or base lending rate as of 11:00 a.m., New York City time, on such prime rate interest determination date.

  •
  If fewer than four such rates so appear on the Reuters Page USPRIME1 for such prime rate interest determination date by 3:00 p.m., New York City time, on the related calculation date, then the prime rate shall be the arithmetic mean calculated by the calculation agent of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such prime rate interest determination date by three major banks (which may include affiliates of the dealers) in New York City selected by the calculation agent; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, the prime rate determined as of such prime rate interest determination date will be the prime rate in effect on such prime rate interest determination date.

        "Reuters Page USPRIME1" means the display on the Reuters EIKON (or any successor service) on the "USPRIME1 Page" (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

        Treasury Rate.    Treasury rate notes will bear interest at the interest rates, calculated with reference to the treasury rate and the spread and/or spread multiplier, if any, specified in the treasury rate notes and in the applicable pricing supplement. Treasury rate notes will be subject to the minimum and the maximum interest rate, if any.

        Unless the applicable pricing supplement specifies otherwise, "treasury rate" means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined by reference to the treasury rate (a "treasury rate interest determination date"):

  •
  The rate from the auction held on such treasury rate interest determination date (the "auction") of direct obligations of the United States ("treasury bills") having the index maturity specified in such pricing supplement under the caption "INVEST RATE" on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service).

  •
  If by 3:00 p.m., New York City time, on the related calculation date, the rate described above is not published, the bond equivalent yield of the rate for such treasury bills as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills."

  •
  If by 3:00 p.m., New York City time, on the related calculation date, the rate described above is not published in the related H.15 Daily Update or another recognized source, the treasury rate on such treasury rate interest determination date shall be the bond equivalent yield of the auction rate of such treasury bills as announced by the United States Department of the Treasury.

  •
  In the event that such auction rate is not so announced by the United States Department of the Treasury on the related calculation date, or if no such auction is held, then the treasury rate on such treasury rate interest determination date shall be the bond equivalent yield of the rate on such treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the caption "U.S. government securities/treasury bills/secondary market" or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on such treasury rate interest determination date of such treasury bills as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. government securities/treasury bills (secondary market)."

  •
  If such rate is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the treasury rate on such treasury rate interest determination date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such treasury rate interest determination date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the calculation agent, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the treasury rate determined as of such treasury rate interest determination date will be the treasury rate in effect on such treasury rate interest determination date.

        The "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

bond equivalent yield =	D × N 360 – (D × M)	x 100

where "D" refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

        Constant Maturity Treasury (CMT) Rate.    CMT rate notes will bear interest at the interest rates calculated with reference to the CMT rate and the spread and/or spread multiplier, if any, specified in the CMT rate notes and in the applicable pricing supplement. CMT rate notes will be subject to the minimum and the maximum interest rate, if any.

        Unless the applicable pricing supplement specifies otherwise, "CMT rate" means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CMT rate (a "CMT rate interest determination date"):

  (i)
  If "Reuters Page FRBCMT" is the specified CMT Reuters Page in the applicable pricing supplement,

  •
  The CMT rate on the CMT rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as set forth in the H.15 Daily Update under the caption "Treasury constant maturities," as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) ("Reuters Page FRBCMT") for such CMT rate interest determination date.

  •
  If such rate does not appear on Reuters Page FRBCMT, the CMT rate on such CMT rate interest determination date shall be a percentage equal to the yield for United States

      Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement and for such CMT rate interest determination date as set forth in the H.15 Daily Update, under the caption "Treasury constant maturities."

    •
    If such rate does not appear in the H.15 Daily Update, the CMT rate on such CMT rate interest determination date shall be the rate for the period of the index maturity specified in the applicable pricing supplement as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in the H.15 Daily Update.

    •
    If the Board of Governors of the Federal Reserve System or the United States Department of the Treasury does not publish a yield on United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement for such CMT rate interest determination date, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a "reference dealer") selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

    •
    If fewer than three prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the treasury security with the shorter original term to maturity will be used.

    •
    If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT rate determined as of such CMT rate interest determination date shall be the CMT rate in effect on such CMT rate interest determination date.

  (ii)
  If "Reuters Page FEDCMT" is the specified CMT Reuters Page in the applicable pricing supplement,

  •
  The CMT rate on the CMT rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as set forth in the H.15 Daily Update opposite the caption "Treasury Constant Maturities," as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) ("Reuters Page FEDCMT") for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls.

  •
  If such rate does not appear on Reuters Page FEDCMT, the CMT rate on such CMT rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement for the week or month, as applicable, preceding such CMT rate interest determination date as set forth in the H.15 Daily Update opposite the caption "Treasury Constant Maturities."

  •
  If such rate does not appear in the H.15 Daily Update, the CMT rate on such CMT rate interest determination date shall be the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls.

  •
  If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable pricing supplement, average yield on United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement for the applicable week or month, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity of no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

  •
  If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated.

  •
  If fewer than three prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

    •
    If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT rate determined as of such CMT rate determination date shall be the CMT rate in effect on such CMT rate interest determination date.

Original Issue Discount Notes (Including Zero Coupon Notes)

        We may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its stated maturity, as specified in the applicable pricing supplement.

        Unless the applicable pricing supplement specifies otherwise, the amount payable at acceleration of maturity to the holder of an original issue discount note will be the sum of:

  •
  the amortized face amount of the note, and

  •
  in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

        Unless the applicable pricing supplement specifies otherwise, the amount payable upon redemption to the holder of an original issue discount note will be the sum of:

  •
  the applicable percentage of the amortized face amount of the note specified in the applicable pricing supplement, and

  •
  in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

        For purposes of computing the payments described in the foregoing paragraph, the amortized face amount of an original issue discount note is equal to the sum of:

  •
  the issue price of the original issue discount note; and

  •
  the portion of the difference between the issue price and the principal amount of the original issue discount note that has been amortized at the stated yield of the original issue discount note, computed in accordance with the rules set forth in the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, at the date as of which the amortized face amount is calculated.

        In no event can the amortized face amount exceed the principal amount of the note due at its stated maturity date. As used in this paragraph, issue price means the principal amount of the original issue discount note due at the stated maturity of the note, less the original issue discount of the note specified on its face and in the applicable pricing supplement. The term stated yield of the original issue discount note means the yield to maturity specified on the face of the note and in the applicable pricing supplement for the period from the note's original issue date to its stated maturity date based on its issue price and its stated redemption price at maturity.

        Persons considering the purchase of original issue discount notes should read the discussion set forth below under the heading "Certain United States Federal Income Tax Consequences—U.S. Holders—Original Issue Discount."

Redemption

        The applicable pricing supplement will indicate whether the notes can be redeemed prior to maturity. If the notes are redeemable, the applicable pricing supplement will indicate the terms of our option to redeem the notes prior to maturity. Unless the pricing supplement provides otherwise, in the case of notes other than zero coupon notes or certain interest bearing notes issued as original issue discount notes, the redemption price will be a specified percentage of the principal amount of the note, together with accrued interest, if any, to the date of redemption. Unless the pricing supplement provides otherwise, in the case of zero coupon notes or certain interest bearing notes issued as original issue discount notes, the redemption price will be a specified percentage of the amortized face amount of the note, together with accrued interest, if any, to the date of redemption. Unless the applicable pricing supplement specifies otherwise, we may redeem any of the notes which are redeemable and remain outstanding either in whole or in part, at any time, with 10 to 60 days' notice mailed by us to the registered holder of the note. Unless the applicable pricing supplement specifies otherwise, we will not be obligated to redeem or purchase notes subject to a sinking fund or analogous provision or at the option of any holder. If less than all of the notes with similar terms are to be redeemed, the paying agent and registrar will select the notes to be redeemed by a method that the paying agent and registrar deem fair and appropriate. If we redeem less than all of the principal of a note prior to maturity, we will issue a new note with similar terms and of an authorized denomination representing the unredeemed portion of the note to the registered holder.

Foreign Currency Notes

        If we issue notes denominated in a currency other than U.S. dollars, we will not sell those notes in, or to residents of, the country that issues the currency in which those notes are denominated unless permitted by that country's laws. This prospectus supplement is directed to prospective purchasers who are U.S. residents. Prospective purchasers who are residents of countries other than the United States should consult their own financial and legal advisors with regard to the purchase of the notes, and should review the foreign currency risks discussed under "Risk Factors—Risk Factors Related to a Particular Issue of Notes—Foreign currency notes."

        If we issue notes in a specified currency other than U.S. dollars, unless we specify otherwise in the applicable pricing supplement, we will appoint a financial institution to act as the exchange rate agent. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars in respect of the notes, if so required. The exchange rate agent may be one of our affiliates. We will identify in the applicable pricing supplement the exchange rate agent that we have appointed for a particular tranche of notes as of its original issue date. We may appoint different exchange rate agents from time to time after the original issue date of the notes without your consent and without notifying you of the change. All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

        For any notes denominated in a currency other than U.S. dollars, the initial investors will be required to pay for the notes in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the notes by U.S. purchasers electing to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to United States laws and regulations. All costs of any such conversion for the initial purchase of the notes will be borne by the initial investors using those conversion arrangements.

        We generally will pay principal, premium, if any, interest, and other amounts payable, if any, on notes denominated in a currency other than U.S. dollars in the applicable foreign currency; provided, however, that we will pay principal of, and premium, if any and interest on, foreign currency notes in U.S. dollars (1) if the notes are held through DTC, unless DTC has received notice from any of its participants of the election of beneficial owners of the notes holding through them to receive payment in the specified currency, in accordance with the procedures described below, in which case, such beneficial owners will receive payment in the specified currency; (2) if the notes are in certificated form, at the option of holders of the notes under the procedures described below; and (3) if the specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

        Holders of beneficial interests in notes through a participant in DTC will receive payments in U.S. dollars, unless they elect to receive payments on those notes in the applicable foreign currency. If a holder through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant notes, which will be named in the applicable pricing supplement, will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

        For holders not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate bid quoted by the exchange rate agent as of 11:00 a.m., London time, on the second business day preceding the payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the specified currency, less any costs incurred by the exchange rate agent for that conversion. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global notes receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent will make those conversions in accordance with the terms of the applicable note and with any applicable arrangements between us and the exchange rate agent.

        If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in London or New York City, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control. If payment on a note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on that note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. Any payment on a note so made in U.S. dollars will not constitute an event of default under the applicable notes.

        The holder of a beneficial interest in global notes held through a DTC participant may elect to receive payments on those notes in a foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable notes of (1) that holder's election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of that election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee of the election and wire transfer instructions (1) on or prior to 5:00 p.m. New York City time on the fifth business day after the record date for any payment of interest and (2) on or prior to 5:00 p.m. New York City time on the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee to DTC.

        Unless the applicable pricing supplement specifies otherwise, holders of certificated notes may elect to receive payment on these notes in U.S. dollars by transmitting a written request for such payment to the office of the paying agent in The City of New York on or prior to the fifteenth business day prior to the record date for the applicable notes. Such election must be made in writing (mailed, hand delivered or sent by facsimile transmission) and a separate election is required for each payment. The election will remain in effect until revoked by written notice to the paying agent, but written notice of any such revocation must be received by the paying agent on or prior to the fifteenth business days prior to the record date for the applicable notes. If the notes are held in the name of a broker or nominee, holders should contact their broker or nominee to determine whether and how they may elect to receive payments in U.S. dollars.

Other Provisions; Addenda

        Any provisions relating to the calculation of the interest rate applicable to a note or any other related matter may be modified as specified in the applicable pricing supplement.

Subordination of Series BB Notes

        The payment of the principal and interest on the Series BB notes, which are subordinated notes, will be subordinate in right of payment to the prior payment in full of all of our senior indebtedness, including the Series AA notes. In some cases of insolvency and in the event that the Board of Governors of the Federal Reserve System promulgates any rule that defines general creditors the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in capital, payment of principal of and interest on the Series BB Notes will also be subordinated in right of payment to the prior payment in full of all general obligations. A holder of the Series BB notes cannot demand or receive payment on the Series BB notes unless all amounts of principal of, any premium, and interest (including interest accruing subsequent to the commencement of any bankruptcy or reorganization proceeding) due on all of our senior indebtedness have been paid in full or duly provided for and, at the time of this payment or immediately after this payment:

  •
  no event of default exists permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness; or

  •
  no event exists which, with notice or lapse of time or both, would become such an event of default.

        If our assets are paid or distributed in connection with a dissolution, winding-up, liquidation or reorganization, the holders of our senior indebtedness will be entitled to receive payment in full of principal, and any premium and interest under the terms of the senior indebtedness before any payment is made on the Series BB notes. If after giving effect to the subordination provisions in favor of the holders of the senior indebtedness, any amount of cash, property or securities remains, and if, at that time, creditors of general obligations have not received full payment on all amounts due or to become due on these general obligations, this excess will first be applied to pay in full all general obligations, before paying or distributing on the Series BB notes.

        The subordinated indenture defines senior indebtedness as the principal of, premium, if any, and interest on:

  •
  all of our indebtedness for money borrowed, whether outstanding on the date of execution of the subordinated indenture, or created, assumed or incurred after that date (including any senior debt securities under the senior indenture). Indebtedness does not include indebtedness that is expressly stated to rank junior or equal in right of payment to any subordinated notes; and

  •
  any deferrals, renewals or extensions of senior indebtedness.

        The subordinated indenture defines general obligations as all of our obligations to pay claims (as defined in section 101(5) of the Bankruptcy Code) of general creditors, other than:

  •
  obligations on senior indebtedness; and

  •
  obligations on subordinated notes and our indebtedness for money borrowed ranking equally or subordinate to the subordinated notes.

        If, however, the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s) the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term general obligations will mean obligations to general creditors as described in that rule or interpretation, other than obligations described in the above two bullet points.

        In order for subordinated debt to be treated as tier 2 capital, it must, among other requirements, be subordinated to our general creditors.

        The term indebtedness for money borrowed means any obligation of ours or any obligation guaranteed by us to repay money borrowed, whether or not evidenced by bonds, debt securities, notes or other written instruments, and any deferred obligation to pay the purchase price of property or assets.

        Due to the subordination provisions described above, if we experience bankruptcy, insolvency or reorganization, the holders of senior indebtedness can receive more, ratably, and holders of the subordinated notes (including Series BB notes) can receive less, ratably, than our creditors who are not holders of senior indebtedness or of the subordinated notes. This subordination will not prevent any event of default on the subordinated notes from occurring. Unless the applicable pricing supplement(s) indicates otherwise, the subordinated indenture does not provide any right to accelerate the payment of the principal of the subordinated notes if payment of the principal or interest, or performance of any agreement in the subordinated notes or subordinated indenture is in default. See "—Events of Default" below.

        The subordination provisions of the subordinated indenture described in this prospectus supplement are provided to holders of senior indebtedness, including the Series AA notes, and are not intended for creditors of general obligations. The trustee and we can amend the subordinated indenture to reduce or eliminate the rights of creditors of general obligations without their consent or the consent of the holders of subordinated notes. The provisions of the subordinated indenture stating that the subordinated notes will be subordinated in favor of creditors of general obligations will be immediately and automatically terminated if the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority) promulgates any rule or regulation, or issues any interpretation that:

  •
  permits us to include the subordinated notes in our capital if the subordinated notes were subordinated in right of payment to senior indebtedness without regard to any of our other obligations;

  •
  eliminates the requirement that subordinated debt of a bank holding company must be subordinated in right of payment to claims of its "general creditors" in order to be included in capital;

  •
  causes the subordinated notes to be excluded from capital, without regard to the subordination provisions described above; or

  •
  results in us no longer being subject to the capital requirements of bank regulatory authorities.

Restrictive Covenants

        Subject to the provisions described under "—Consolidation, Merger and Sale of Assets," the senior indenture prohibits:

  •
  the issuance, sale or other disposition of shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank;

  •
  the merger or consolidation of a principal subsidiary bank with or into any other corporation; or

  •
  the sale or other disposition of all or substantially all of the assets of a principal subsidiary bank,

if, after giving effect to the transaction and issuing the maximum number of shares of voting stock that can be issued after the conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly, 80% or less of the shares of voting stock of the principal subsidiary bank or of the successor bank or the bank which acquires the assets.

        In the senior indenture, we also agreed that we will not create, assume, incur or cause to exist any pledge, encumbrance or lien, as security for indebtedness for money borrowed on:

  •
  any shares of or securities convertible into voting stock of a principal subsidiary bank that we own directly or indirectly; or

  •
  options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank that we own directly or indirectly,

without providing that the senior debt securities of all series will be equally secured if, after treating the pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the maximum number of shares of voting stock issuable after conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly 80% or less of the shares of voting stock of the principal subsidiary bank.

        The indentures define the term "principal subsidiary bank" as U.S. Bank National Association.

        Unless the applicable pricing supplement indicates otherwise, the subordinated indenture does not contain either of the restrictive covenants stated above, nor does it contain any other provision which restricts us from:

  •
  incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations;

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  paying dividends or making other distributions on our capital stock; or

  •
  creating any liens on our property for any purpose.

        Unless the applicable pricing supplement indicates otherwise, neither indenture contains covenants specifically designed to protect holders from a highly leveraged transaction in which we are involved.

Events of Default

        Unless otherwise described in the applicable pricing supplement, the only events that constitute events of default under the senior indenture with respect to the Series AA notes are:

  •
  our failure to pay any interest on any Series AA notes when due, which failure continues for 30 days;

  •
  our failure to pay any principal of or premium on any Series AA notes when due, which failure continues for 30 days; and

  •
  specified events of bankruptcy, insolvency or reorganization of us.

        No other defaults under or breaches of the senior indenture with respect to the Series AA notes will result in an event of default, whether after notice, the passage of time or otherwise. For example, the bankruptcy, insolvency or reorganization of U.S. Bank National Association, our principal subsidiary bank, whether in a voluntary or involuntary proceeding, will not directly constitute a default or event of default under the senior indenture.

        However, certain events may give rise to a covenant breach. A "covenant breach" would occur under the senior indenture with respect to the Series AA notes upon:

  •
  our failure to make any sinking fund payment, when due, for any Series AA note; or

  •
  our failure to perform any other covenant in the senior indenture (other than a covenant default that would constitute an event of default described above or other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than the Series AA notes), which failure continues for 60 days after written notice.

        A covenant breach is not an event of default with respect to any Series AA notes issued under the senior indenture.

        Unless otherwise described in the applicable pricing supplement, the only events that constitute events of default under the subordinated indenture with respect to the Series BB notes are specified events of bankruptcy, insolvency or reorganization of us.

        No other defaults under or breaches of the subordinated indenture with respect to the Series BB notes will result in an event of default, whether after notice, the passage of time or otherwise. For example, the bankruptcy, insolvency or reorganization of U.S. Bank National Association, our principal subsidiary bank, whether in a voluntary or involuntary proceeding, will not directly constitute a default or event of default under the subordinated indenture.

        If an event of default occurs and is continuing on any Series AA note or any Series BB note outstanding under the applicable indenture, then either the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series may declare the principal amount (or, if any of the notes of that series are original issue discount notes, the amount payable at acceleration of maturity of such notes to such holders) of all of the notes of that series to be due and payable immediately, by notice as provided in the applicable indenture. At any time after a declaration of acceleration has been made on the notes of either series, but before the applicable trustee has obtained a judgment for payment, the holders of a majority in aggregate principal amount of the outstanding notes of that series may, under some circumstances, rescind and annul this acceleration.

        Subject to provisions in each indenture relating to the duties of the trustee during a default, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of any notes then outstanding under that indenture, unless the holders offer to the trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding notes of either series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee.

        We must furnish to each trustee, annually, a statement regarding our performance on some of our obligations under the applicable indenture and any default in our performance, including any covenant breach.

Modification and Waiver

        Except as otherwise specifically provided in the applicable indenture, modifications and amendments of an indenture generally will be permitted only with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series affected by the modification or amendment. However, none of the following modifications are effective against any holder without the consent of the holders of each outstanding note affected by the modification or amendment:

  •
  changing the stated maturity of the principal of or any installment of principal or interest on any debt security;

  •
  reducing the principal amount of, or premium or interest on any debt security;

  •
  changing any of our obligations to pay additional amounts;

  •
  reducing the amount of principal of an original issue discount debt security that would be due and payable at declaration of acceleration of its maturity;

  •
  changing the place for payment where, or coin or currency in which, any principal of, or premium or interest on, any debt security is payable;

  •
  impairing the right to take legal action to enforce any payment of or related to any debt security;

  •
  reducing the percentage in principal amount of outstanding debt securities of any series required to modify, amend, or waive compliance with some provisions of the indenture or to waive some defaults;

  •
  modifying the subordination provisions of the subordinated indenture in a manner adverse to the holders; or

  •
  modifying any of the above provisions.

        The holders of at least a majority in aggregate principal amount of the outstanding notes of each series can waive, as far as that series is concerned, our compliance with some restrictive provisions of the applicable indenture.

        The holders of at least a majority in aggregate principal amount of the outstanding notes of each series may waive any past default under the applicable indenture, including a covenant breach, except:

  •
  a default in the payment of principal of, or premium, or interest on any senior debt security; or

  •
  a default in a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

        Each indenture provides that, in determining whether holders of the requisite principal amount of the outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver, or whether a quorum is present at a meeting of holders of notes:

  •
  the principal amount of an original issue discount note considered to be outstanding will be the amount of the principal of that original issue discount debt security that would be due and payable as of the date that the principal is determined at declaration of acceleration of the maturity of that original issue discount note; and

  •
  the principal amount of a note denominated in a foreign currency or currency unit that is deemed to be outstanding will be the U.S. dollar equivalent, determined on the date of original issuance for that note, of the principal amount (or, in the case of an original issue discount note, the U.S. dollar equivalent, determined on the date of original issuance for that debt security, of the amount determined as provided in the bullet point above).

Consolidation, Merger and Sale of Assets

        Without the consent of the holders of any outstanding notes of each series, we cannot consolidate with or merge into another corporation, partnership or trust, or convey, transfer or lease substantially all of our properties and our assets, to a corporation, partnership or trust (other than any such conveyance, transfer or lease to one or more of our subsidiaries) unless:

  •
  the successor entity is organized or validly existing under the laws of any domestic jurisdiction and assumes our obligations on the notes and under the indentures;

  •
  immediately after the transaction, there would not be an event of default under the indentures or a covenant breach under the senior indenture and no event which, after notice or the lapse of time, would become an event of default under the indentures or a covenant breach under the senior indenture shall have occurred and be continuing; and

  •
  other conditions are met.

Form of Notes; Book-Entry Notes

        We and the agents will agree on the form of notes to be issued in respect of any tranche of notes. Notes sold to or through the agents will be issued in the form of global notes in fully registered form without coupons. In case of notes sold directly to investors on our own behalf, we may elect to issue notes in the form of one or more master global notes. A master global note will evidence the indebtedness of U.S. Bancorp under one or more senior or subordinated notes issued or to be issued under the indentures. The terms of each note evidenced by a master global note shall be identified on the records of U.S. Bancorp maintained by the paying agent. At the request of the registered owner of a master global note, we shall promptly issue and deliver one or more separate note certificates evidencing each note evidenced by the master global note. We refer to each of these notes as a registered global note.

        Unless the applicable pricing supplement specifies otherwise, DTC will act as securities depository for all of the registered global notes. Such notes will be registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC.

        DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System , a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants. DTC has a Standard & Poor's rating of AA+. The DTC Rules applicable to its participants are on file with the SEC.

        Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC 's records. The ownership interest of each beneficial owner is in turn to be recorded on the participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a direct participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

        Redemption proceeds and distributions on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the agents, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the agents or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the agents, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of participants.

        DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, notes certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

        "Beneficial owner" means the ownership interest of each actual purchaser of each note.

        "Direct participants" means securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own DTC. Purchases of the notes within the DTC system must be made by or through direct participants who will receive a credit for the notes on DTC's records.

        "Indirect participants" means securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

        "Omnibus proxy" refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to direct participants for whose accounts the notes are credited on the record date.

Clearstream and Euroclear

        If specified in the applicable pricing supplement, investors may elect to hold interests in the global notes deposited with DTC outside the United States through Clearstream Banking S.A. ("Clearstream") or Euroclear Bank SA/NV ("Euroclear"), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries.Those depositaries in turn hold those interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Clearstream Banking, S.A.    Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream's participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear Bank SA/NV.    Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

        Unless otherwise specified in a pricing supplement with respect to a particular tranche of notes, initial settlement for global notes will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC's same day funds settlement system.

        If the applicable pricing supplement specifies that interests in the global notes may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

        Because of time-zone differences, credits of interests in global notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Alternative Book-Entry Procedures and Settlement

        If specified in the applicable pricing supplement, book-entry notes denominated in currencies other than U.S. dollars may be held, in whole or in part, directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such notes may be issued in the form of one or more global notes, which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Clearstream and/or Euroclear. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time.

Notices

        So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Governing Law

        The senior indenture and subordinated indenture are, and the notes will be, governed by, and construed under, the laws of the State of New York, without regard to its conflicts of law principles.

Regarding the Trustee

        Some of our subsidiaries and us maintain deposits with and conduct other banking transactions with Citibank, N.A. in the ordinary course of business.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the principal U.S. federal income tax consequences relating to your acquisition, ownership, and disposition of notes. This summary is based on the tax laws of the United States, including the Code, its legislative history, existing and proposed Treasury regulations thereunder, published rulings of the U.S. Internal Revenue Service ("IRS") and court decisions, all as currently in effect and all of which are subject to change at any time possibly with retroactive effect.

        The following summary deals only with notes held as capital assets and not with special classes of holders, such as dealers in securities or currencies, financial institutions, insurance companies, certain former citizens or residents of the United States, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers, persons holding notes as part of a hedging transaction, straddle, conversion transaction, or synthetic security transaction, persons whose functional currency is not the U.S. dollar, tax-exempt persons, accrual method taxpayers that file applicable financial statements (as described in Section 451(b) of the Code), or regulated investment companies. A person considering the purchase of notes should consult his or her own tax advisor concerning these matters and concerning the tax treatment of notes under foreign, state and local tax laws and regulations.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) acquires the notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership holding the notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the notes by the partnership.

        The U.S. federal income tax discussion that appears below is included in this prospectus supplement for your general information. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your tax advisor concerning the tax consequences to you of owning and disposing of the notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

        As used in this prospectus supplement, the term "U.S. holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        A "Non-U.S. holder" is a beneficial owner of a note that is not a U.S. holder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes).

U.S. Holders

Payment of Interest

        As a general rule, interest paid or accrued on the notes, including qualified stated interest on OID notes, if any, will be treated as ordinary income to U.S. holders. A U.S. holder using the accrual method of accounting for U.S. federal income tax purposes must include interest paid or accrued on the notes in ordinary income as the interest accrues, while a U.S. holder using the cash receipts and disbursements method of accounting for U.S. federal income tax purposes must include interest in ordinary income when payments are received or constructively received by the holder, except as described below under "Original Issue Discount."

        Furthermore, any other special U.S. federal income tax considerations, not otherwise discussed in this prospectus supplement, which are applicable to any particular issue of notes will be discussed in the applicable pricing supplement.

Original Issue Discount

        Some of the notes may be issued with original issue discount (OID). In general, in the hands of the original holder of a note, OID is the difference between the stated redemption price at maturity of the note and its issue price. The OID for a note will be considered to be zero if it is less than one quarter of one percentage point of the note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of the note to its maturity date. This amount is referred to in this discussion as de minimis OID. In addition, special rules described below apply to notes having a fixed maturity date not more than one year from the date of issue.

        The stated redemption price at maturity of a note generally will be equal to the sum of all payments, whether principal or interest, to be made on the note other than qualified stated interest payments. Under applicable regulations, qualified stated interest payments are stated interest payments based on a single fixed rate of interest or, under certain circumstances, a variable rate tied to an objective index, that are actually and unconditionally payable in cash or property (other than a debt instrument of the issuer) at fixed periodic intervals of one year or less during the entire term of the note. In general, the issue price of a note is the initial offering price to the public at which a substantial amount of notes are sold, ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

        Under applicable regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (for example, notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any true discount on the note (i.e., the excess of the note's stated principal amount over its issue price) is less than a specified de minimis amount, then the note would not be treated as having OID and the stated interest on the note would be qualified stated interest.

        It is possible that notes which are not denominated as OID notes may nevertheless be treated as issued with OID for U.S. federal income tax purposes. For example, floating rate notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single rate based on one or more qualified floating rates or a single rate based on the yield of actively traded personal property (referred to as an objective rate), or a single fixed rate and a single objective rate that is a qualified inverse floating rate may also be deemed to have OID unless the interest is unconditionally payable at least annually during the term of the note at a single qualified floating rate or a single objective rate within the meaning of the regulations.

        If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 25 basis points of each other.

        Special tax considerations, including possible OID, may arise for floating rate notes providing for:

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  one interest rate formula followed by one or more interest rate formulas;

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  a single fixed rate followed by a qualified floating rate; or

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  a spread multiplier.

        Purchasers of floating rate notes with any of these features should carefully examine the applicable pricing supplement and should consult their tax advisors regarding that feature since the tax consequences will depend, in part, on the particular terms of the purchased note. Special rules may apply if a floating rate note bears interest at an objective rate and it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. Special rules may also apply if a floating rate note is subject to a cap, floor, governor or similar restriction that is not fixed throughout the term of the note and is reasonably expected as of the issue date to cause the yield on the note to be significantly less or more than the expected yield determined without the restriction.

        In the case of a note issued with de minimis OID, U.S. holders generally must include the de minimis OID in income as stated principal payments on the notes are made in proportion to the amount of principal paid. Any amount of de minimis OID included in income upon sale, exchange, retirement or other taxable disposition of a note will be treated as capital gain if the note is a capital asset in the holder's hands.

        In the case of notes that are determined to be issued with OID for U.S. federal income tax purposes, a U.S. holder must generally include the OID in ordinary income for U.S. federal income tax purposes as it accrues in advance of the receipt of any cash attributable to the income. Any amounts included in income as OID with respect to a note will increase a U.S. holder's adjusted basis in the note. The amount of OID, if any, required to be included in a U.S. holder's ordinary income for U.S. federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and applicable regulations. Under these rules, OID accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The daily portions of OID are determined by allocating to each day in any accrual period a pro rata portion of the OID for that period.

        Accrual periods may be of any length and may vary in length over the term of the notes, provided that each accrual period is not longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. OID for any accrual period will be the excess of:

  •
  the product of the note's adjusted issue price at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over

  •
  any qualified stated interest payments for that accrual period.

        The adjusted issue price of a note at the start of any accrual period is the sum of the issue price and the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below), reduced by any prior payments made on the note, other than qualified stated interest, on or before the first day of the accrual period. One effect of this method is that U.S. holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

        In the case of an OID note that is a floating rate note, both the yield to maturity and qualified stated interest will be determined solely for purposes of calculating the accrual of OID as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of certain floating rate notes, the rate that reflects the yield to maturity that is reasonably expected for the note. Additional rules may apply if interest on a floating rate note is based on more than one interest rate formula. Persons considering the purchase of floating rate notes should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of these notes.

        If a floating rate note does not qualify as a variable rate debt instrument under the OID regulations, then the floating rate note would be treated as a contingent payment debt instrument. In general, regulations applicable to contingent payment debt instruments may cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to differ substantially from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current U.S. federal income tax law. Specifically, these regulations may require the U.S. holders of the instrument to include future contingent and non-contingent interest payments in income as the interest accrues based upon a projected payment schedule. Moreover, under these regulations, any gain recognized by a U.S. holder on the sale, exchange or retirement of a contingent payment debt instrument may be treated as ordinary income and all or a portion of any loss realized may be treated as ordinary loss as opposed to capital loss, depending upon the circumstances. The proper U.S. federal income tax treatment of floating rate notes that are treated as contingent payment debt instruments will be more fully described in the applicable pricing supplement.

Constant Yield Election

        Under applicable regulations, a holder may elect to include in gross income all interest that accrues on a note (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with the constant yield method described above, taking into account the compounding of interest. The election may only be made during the taxable year in which the U.S. holder acquires the note, and may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisors about this election.

        If a holder has not made an election under Section 171(c)(2) of the Code to amortize bond premium, a constant yield election for a note with amortizable bond premium will result in a deemed election under Section 171(c)(2) of the Code for all of the holder's debt instruments with amortizable bond premium acquired during the current year and all subsequent years. Similarly, a constant yield election for a note with market discount by a U.S. holder that has not made an election under Section 1278(b) of the Code to include market discount in income on a current basis will result in a deemed election under Section 1278(b) of the Code. Such a deemed election will apply to all debt instruments with market discount acquired by the U.S. holder during the current year and all subsequent years. Neither the bond premium election under Section 171(c)(2) of the Code nor the market discount election under Section 1278 (b) of the Code may be revoked without the permission of the IRS.

Short-Term Notes

        The OID provisions described above do not apply to short-term notes having a fixed maturity date not more than one year from the date of issue. Under applicable regulations, this type of short-term note will be treated as having been issued with OID equal to the excess of the total principal and interest payments on the note over its issue price. An individual or other holder using the cash receipts and disbursements method of tax accounting will not be required to include OID on the short-term note in ordinary income for U.S. federal income tax purposes on a daily basis unless the holder elects to do so. Holders of short-term notes who report income under the accrual method of tax accounting and certain other holders are required to include OID in income on a daily basis pursuant to a straight-line method, unless these holders make an election to accrue OID under the constant yield method described above by taking into account daily compounding. In the case of holders of short-term notes not required and not electing to include OID in income currently, any gain realized on the sale, exchange or maturity of the short-term notes will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, on a constant yield method, based on daily compounding), reduced by any interest received, to the date of sale, exchange or maturity. holders of short-term notes not required and not electing to include the OID in income currently will be required to defer deductions for interest on indebtedness incurred or continued to purchase or carry the short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

        The regulations contain aggregation rules stating that in certain circumstances if more than one type of note is issued as part of the same issuance of securities to a single holder, some or all of those notes may be treated together as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the related pricing supplement, we do not expect to treat any of the notes as being subject to the aggregation rules for purposes of computing OID.

Market Discount

        A note (other than a short-term note with a fixed maturity date not more than one year from the issue date) will be treated as having a market discount if the amount for which a U.S. holder purchased the note is less than the note's stated redemption price at maturity or, in the case of a note issued with OID, the note's original issue price plus any accrued OID, unless, in either case, this difference is less than a specified de minimis amount.

        In general, any partial payment of principal or any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that the gain does not exceed the accrued market discount on the note.

        Generally, the accrued market discount will be the total market discount on a note multiplied by a fraction, the numerator of which is the number of days the U.S. holder held the note and the denominator of which is the number of days from the date the U.S. holder acquired the note until its maturity date. A U.S. holder may elect, however, to determine accrued market discount under the constant-yield method described in "Original Issue Discount" above. If the note is disposed of in a nontaxable transaction (other than as provided in Code Section 1276(c) and (d)), accrued market discount will be includible as ordinary income to the U.S. holder as if the holder had sold the note at its then fair market value. Limitations imposed by the Code that are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A U.S. holder may elect to include market discount in gross income as it accrues, and a U.S. holder who makes this election is exempt from these limitations. An election to include market discount in income currently, once made, applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. The adjusted basis of a note subject to this election will be increased to reflect market discount included in income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Acquisition Premium; Amortizable Bond Premium

        A U.S. holder that purchases a note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of OID that the holder must include in its gross income for the note for any taxable year will be reduced (but not below zero) by the portion of acquisition premium properly allocable to that year.

        If a U.S. holder purchases a note for an amount in excess of the amount payable at maturity, the U.S. holder will be considered to have purchased the note with amortizable bond premium equal in amount to that excess, and may elect to amortize this premium over the remaining term of the note, based on the U.S. holder's yield to maturity for the note as determined under the bond premium rules. A U.S. holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. holder's income for the note in that accrual period. Under applicable regulations, if the amortizable bond premium allocable to an accrual period exceeds the amount of qualified stated interest allocable to the accrual period, the excess would be allowed as a deduction for the accrual period, but only to the extent of the U.S. holder's prior interest inclusions on the note. Any excess is generally carried forward and allocable to the next accrual period. A U.S. holder who elects to amortize bond premium must reduce his tax basis in the note as described below under "—Sale, Exchange. Retirement or Other Taxable Disposition of Notes." An election to amortize bond premium applies to all taxable debt obligations held by the U.S. holder on or after the beginning of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Applicable regulations provide limited automatic consent for a U.S. holder to change its method of accounting for bond premium to the constant yield method if the change is made for the first taxable year (by a statement on the relevant return) for which the U.S. holder must account for a bond under those regulations. If a U.S. holder does not elect to amortize bond premium, such premium generally would produce a capital loss which capital loss may be subject to limitations on deductibility.

Sale, Exchange, Retirement or Other Taxable Disposition of Notes

        Upon the sale, exchange, retirement or other taxable disposition of a note, a U.S. holder will recognize gain or loss equal to the difference between the amount realized from the sale, exchange, retirement or other disposition and the holder's adjusted basis in the note or applicable portion of the adjusted basis. The holder's adjusted basis generally will equal the cost of the note to the holder, increased by any OID and market discount includible in the holder's ordinary income for the note and reduced by any principal payments on the note previously received by the holder (including any other payments on the note that are not qualified stated interest payments) and by any amortizable bond premium used to offset qualified stated interest and certain other amortizable bond premium allowed as a deduction under the regulations described above under "—Acquisition Premium; Amortizable Bond Premium." Except as discussed above under "—Original Issue Discount" for short-term notes and contingent payment debt instruments and "—Market Discount" for notes with market discount and as discussed below under "—Foreign Currency Notes," or to the extent cash received is attributable to accrued qualified stated interest, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period in the note exceeds one year. Long-term capital gains of individuals are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Foreign Currency Notes

        The following summary relates to notes that are denominated in a single currency or currency unit other than the U.S. dollar. For purposes of this discussion, these notes are referred to as foreign currency notes.

        A U.S. holder who uses the cash method of accounting and who receives interest, other than OID, in a foreign currency on a foreign currency note will be required to include in income the U.S. dollar value of the interest received determined by translating the foreign currency received at the spot rate for such foreign currency on the date of receipt, regardless of whether the interest payment is in fact converted to U.S. dollars at that time. This U.S. dollar value will be the U.S. holder's tax basis in the foreign currency received for purposes of calculating foreign currency gain or loss, as described below.

        To the extent the above paragraph does not apply, a U.S. holder who uses the cash method of accounting and accrues OID, or who uses the accrual method of accounting, will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by the acquisition premium to the extent applicable) that has accrued and is otherwise required to be taken into account on a foreign currency note during an accrual period. The U.S. dollar value of this accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, for an accrual period that spans two taxable years, at the average rate for the partial period within each taxable year. U.S. holders may also elect to translate the income at the spot rate on the last day of the accrual period (or the spot rate on the date the interest payment is received if such date is within five business days of the last day of the accrual period) or, for a partial accrual period, the spot rate on the last day of the taxable year. Any election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS. The U.S. holder will recognize ordinary income or loss for accrued interest income on the date the income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received) for the accrual period and the U.S. dollar value of interest income that has previously been included in income during the accrual period (as determined above).

        OID and acquisition premium on a foreign currency note are to be determined in the relevant foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above.

        The amount of market discount on foreign currency notes includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of. If the U.S. holder has elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. A U.S. holder will recognize exchange gain or loss for market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

        Any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a U.S. holder who has not elected to amortize the bond premium under Section 171 of the Code will be a capital loss to the extent of the bond premium. If an election to amortize is made, amortizable bond premium taken into account under the applicable rules described above under "—Acquisition Premium; Amortizable Bond Premium" will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on the amortized bond premium for any period by treating the bond premium amortized in that period as a return of principal.

        A U.S. holder's tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for the foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

        Gain or loss realized on the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. This foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, exchange or retirement of the foreign currency note that is attributable to changes in exchange rates.

        The source of foreign currency gain or loss will be determined by reference to the residence of the holder or the qualified business unit of the holder on whose books the note is properly reflected. Any gain or loss realized by a holder in excess of foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount, gain on a contingent payment debt instrument, cash received that is attributable to accrued qualified stated interest or, in the case of a short-term note, to the extent of any OID not previously included in the holder's income).

        A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement.

        Regulations issued under Section 988 of the Code provide a special rule for purchases and sales of publicly traded foreign currency notes by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers for the purchase and sale of publicly traded foreign currency notes provided the election is applied consistently. This election cannot be changed without the consent of the IRS. Any gain or loss realized by a U.S. holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

        Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the notes are denominated in a foreign currency, a U.S. holder (or a Non-U.S. holder that holds the notes in connection with a United States trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes denominated in a foreign currency.

Reopenings

        The IRS has issued regulations regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided in a pricing supplement, we expect that additional notes issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Medicare Tax

        A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. holder's net investment income will generally include its interest income (including OID) and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Floating Rate Amendments

        As described under "Description of Notes—Floating Rate Notes—Base Rates," the interest rate payable on a floating rate may be subject to change after a Benchmark Transition Event (such change, a "Base Rate Modification"). It is possible that a Base Rate Modification will be treated as a deemed exchange of any such notes for new notes for U.S. federal income tax purposes, which may be a taxable event for U.S. holders. In addition, the potential for a Base Rate Modification may also affect the calculation of OID. In addition to existing Treasury regulations, the Treasury Department released proposed regulations describing circumstances under which a Base Rate Modification (or other related adjustments to the calculations of the interest rate on the notes) with respect to notes paying interest at an interbank offered rate (such as LIBOR) would not be treated as a deemed exchange of the notes for U.S. federal income tax purposes and would not affect the calculation of OID. Generally, an alteration of the terms of such a debt instrument to replace a rate referencing an interbank offered rate with a "qualified rate" as defined in the proposed regulations, and associated alterations reasonably necessary to adopt or implement that replacement, would not be treated as a deemed exchange and would not affect the calculation of OID. It cannot be determined at this time whether the final regulations on this issue will contain the same standards as the proposed regulations. U.S. holders should consult with their own tax advisors regarding the potential consequences of a Base Rate Modification.

Non-U.S. Holders

        The following summary describes the principal U.S. federal income and estate tax consequences of the purchase, ownership and disposition of the notes by a Non-U.S. holder. In this prospectus supplement, we use the term "Non-U.S. holder" to refer to a beneficial owner of a note that, for U.S. federal income tax purposes, is neither a U.S. holder nor a partnership for U.S. federal income tax purposes. This summary is based on the Code and existing and proposed Treasury regulations, revenue rulings and judicial decisions. This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as those special classes of holders excepted from the discussion of U.S. holders above, nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be treated as resident aliens, corporations that are treated as domestic personal holding companies, controlled foreign corporations, or passive foreign investment companies and Non-U.S. holders that are owned or controlled by U.S. holders. Persons considering the purchase of notes should consult their own tax advisors regarding the application of U.S. federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction or under an applicable tax treaty.

        Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

  •
  Payments of interest (including OID, if any) on the notes by us or by any of our paying agents to any Non-U.S. holder will not be subject to U.S. federal withholding tax under the "portfolio interest exemption", provided that:

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  the holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

    •
    the beneficial owner of the note issued in registered form fulfills the statement requirement set forth in Section 871 (h) or Section 881(c) of the Code (described below) and the regulations thereunder;

    •
    such interest is not contingent interest under Section 871(h)(4)(A) of the Code and the regulations thereunder; and

    •
    such interest is not effectively connected with the conduct by the holder of a trade or business in the United States (or, in the case of an applicable tax treaty, is not attributable to the holder's permanent establishment in the United States).

  •
  A Non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other taxable disposition of a note, unless:

  •
  in the case of a nonresident alien individual, the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

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  the gain is, or is deemed to be, effectively connected with the conduct by the holder of a trade or business in the United States (and, in the case of an applicable tax treaty, is attributable to the holder's permanent establishment in the United States).

        A note held by an individual who is not treated as a citizen or resident of the United States at the time of his death will not be subject to U.S. federal estate tax as a result of the individual's death, provided that the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of the individual's death, payments for the note would not have been effectively connected to the conduct by that individual of a trade or business in the United States.

        Sections 871(h) and 881(c) of the Code require that, in order to obtain the portfolio interest exemption described above, either the beneficial owner of the note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (referred to in this discussion as a financial institution) and that is holding the note on behalf of the beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the note is not a U.S. person. Under Treasury regulations, this requirement will be satisfied if the beneficial owner of a note certifies on the appropriate IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address, or the beneficial owner holds its notes through certain foreign intermediaries and satisfies applicable certification requirements. Special certification rules may apply to holders that are entities rather than individuals.

        Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting and certification requirements.

        Alternatively, payments to Non-U.S. holders which do not meet the requirements of the portfolio interest exemption described above and which are therefore subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding or subject to withholding at a reduced rate if the beneficial owner of the note, or his agent, provides the withholding agent with the appropriate, properly executed IRS Form W-8BEN (or successor form) claiming an exemption from withholding or a reduced withholding rate under a tax treaty. Tax-exempt Non-U.S. holders are generally required to provide verification of their tax-exempt status on IRS Form W-8EXP (or successor form). We urge Non-U.S. holders to consult with their tax advisors regarding these rules.

        If a Non-U.S. holder is engaged in a trade or business in the United States, and if interest (including OID and market discount) on the note or gain realized on its sale, exchange or other disposition is effectively connected with the conduct of this trade or business (and, in the case of an applicable tax treaty, is attributable to the holder's permanent establishment in the United States), the Non-U.S. holder, although exempt from the withholding tax discussed above (provided the certification requirements discussed herein are satisfied), will generally be subject to regular U.S. federal income tax on interest (including OID and market discount) and on any gain realized on the sale, exchange or other disposition of a note in the same manner as if it were a U.S. holder (without regard to the Medicare tax described above). See "U.S. Holders" above. Such holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or a successor form) in order to claim an exemption from withholding tax. In addition, if the Non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For purposes of the branch profits tax, interest (including OID and market discount) on, and any gain recognized on the sale, exchange or other disposition of, a note will be included in the effectively connected earnings and profits of the Non-U.S. holder if the interest or gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business in the United States.

        The IRS Forms W-8BEN, BEN-E, ECI and EXP are generally valid for the calendar year in which filed and for the three succeeding calendar years, unless a change in circumstances makes any of the information on the form incorrect. However, a Form W-8BEN, BEN-E or EXP provided with a U.S. taxpayer identification number will generally remain in effect until a change in circumstances makes any information on the form incorrect. A Form W-8IMY generally remains valid until the status of the person named on the certificate is changed in a relevant way or there is a change in circumstances making any information on the form incorrect. This indefinite period of validity does not extend to withholding certificates or statements associated with the Form W-8IMY.

Backup Withholding and Information Reporting

U.S. holders

        A backup withholding tax, currently at a 24% rate, and information reporting requirements generally apply to specified payments of principal, premium and interest (including OID) made to, and to the proceeds of sale before maturity by, U.S. holders (other than certain exempt recipients, such as corporations) who fail to provide and certify certain identifying information (e.g., the holder's taxpayer identification number) in the required manner. Under current Treasury regulations, backup withholding will not apply to payments made on a note or proceeds from the sale of a note if the U.S. holder:

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  provides its U.S. taxpayer identification number (typically on IRS Form W-9 or a successor form), certifies that it is a U.S. person, and otherwise satisfies the requirements of the backup withholding rules; or

  •
  establishes an exemption from backup withholding.

        Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against that holder's U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.

Non-U.S. holders

        In general, Non-U.S. holders will not be subject to backup withholding with respect to payments on the notes that we make provided that the Non-U.S. holder certifies, under penalties of perjury, that it is not a U.S. person (and we do not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.

        Generally, we must report to the IRS and to each Non-U.S. holder the amount of interest (including OID) on a note paid to such Non-U.S. holder and the amount of tax, if any, withheld with respect to those interest payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

        Payments on the sale, exchange or other disposition of a note, receipt or coupon made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following:

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  a U.S. person;

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  a controlled foreign corporation for U.S. federal income tax purposes;

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  a foreign person 50 percent or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

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  a foreign partnership with certain connections to the United States.

        In the above circumstances, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and other conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a U.S. person.

        Payment of the proceeds of a sale of a note, receipt or coupon to or through the U.S. office of a U.S. or foreign broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.

        Withholding tax regulations provide presumptions under which a Non-U.S. holder is subject to information reporting and backup withholding unless we or our paying agents receive the required certification from the holder regarding its non-U.S. status. Foreign holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from withholding or reporting, and the procedure for obtaining an exemption, if available.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against that holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder timely furnishes the required information to the IRS.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance Act ("FATCA") generally imposes a 30% withholding tax on interest payments and proceeds of sale of interest-bearing obligations for payments made to certain foreign financial institutions that fail to certify their FATCA status, and investment funds and non-financial foreign entities if certain disclosure requirements related to direct and indirect United States shareholders and/or United States accountholders are not satisfied.

        Under applicable Treasury regulations, a withholding tax of 30% will generally be imposed, subject to certain exceptions, on payments of (a) interest, and (b) gross proceeds from the sale or other disposition of notes. In the case of payments made to a "foreign financial institution" (generally including an investment fund), as a beneficial owner or as an intermediary, the withholding tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the U.S. government (a "FATCA Agreement") or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an "IGA"), in either case to, among other things, collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any "substantial" U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its "substantial" U.S. owners. If the notes are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold such tax on payments of interest and gross proceeds described above made to (x) a person (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA. Proposed Treasury regulations were recently published that eliminate withholding on payments of gross proceeds. Pursuant to the proposed Treasury regulations, the Issuer and any withholding agent may rely on these changes to FATCA withholding until the date when final Treasury regulations are issued.

        If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the notes as a result of a failure by an investor (or by an institution through which an investor holds the notes) to comply with FATCA, neither the issuer nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts with respect to any notes as a result of the deduction or withholding of such tax. Each Non-U.S. holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the notes.

        THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

        Each fiduciary of an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each of the foregoing, a "Plan") and plans or arrangements subject to provisions under any federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code ("Similar Laws") should consider the fiduciary standards of ERISA or Similar Laws (as applicable) in the context of the plan's particular circumstances before authorizing an investment in notes.

General Fiduciary Duties

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such a Plan or any authority or control over the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is considered to be a fiduciary of such Plan.

        In considering an investment in the notes with a portion of the assets of any Plan, or any plan or arrangement subject to Similar Laws, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition or holding of notes by a Plan with respect to which we or our affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs"), that may apply to the acquisition and holding of the notes. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Plan and persons who are parties in interest or disqualified persons solely by reason of providing services to the Plan or being affiliated with such service providers; PTCE 96-23, regarding transactions effected by "in-house asset managers;" PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." There can be no assurance that these or any other exemption will be available with respect to any particular transaction involving the notes and prospective purchasers that are Plans should consult with their legal advisors regarding the applicability of any such exemption.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding satisfies the conditions for relief under an applicable statutory, class or individual prohibited transaction exemption. The notes should not be purchased or held by any person investing assets of a plan or arrangement that is subject to Similar Laws, unless such purchase and holding will not constitute or result in a violation of any applicable Similar Laws.

Representation

        By acquiring or holding a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold a note constitutes assets of any Plan or assets of a plan or arrangement that is subject to Similar Laws, or (ii) the purchase and holding of the notes by such purchaser or transferee will not, in the case of a Plan, constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such purchase and holding satisfies the conditions for relief under an applicable statutory, class or individual prohibited transaction exemption (or in the case of a plan or arrangement that is subject to Similar Laws, such purchase and holding will not constitute or result in a violation of any applicable Similar Laws).

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan or assets of a plan or arrangement subject to Similar Laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

        The sale of notes to a Plan, or to a plan or arrangement that is subject to Similar Laws, is in no respect a representation by us, any of our affiliates or any other person that such an investment meets all relevant legal requirements with respect to investments by such plans or arrangements generally or any particular plan or arrangement or that such an investment is appropriate for such or and arrangements generally or any particular plan or arrangement.

 PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

        We are offering the notes on a continuous basis through U.S. Bancorp Investments, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Capital One Securities, Inc., CIBC World Markets Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC, which we refer to individually as an "agent" and, together, as the "agents," who have agreed to use reasonable efforts to solicit offers to purchase these notes. We may also appoint other agents in the future. Unless otherwise agreed between us and the agents, we will have the sole right to accept offers to purchase these notes and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an agent, in connection with sales of these notes resulting from a solicitation that an agent made or an offer to purchase that an agent received, a commission as agreed between us and an agent at the time of such sale. Actual commissions payable in respect of any sale of such notes will be specified in the applicable pricing supplement. We and the agent will negotiate commissions for notes with a maturity of 30 years or greater at the time of sale.

        We may also sell these notes to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell these notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the notes it has purchased as principal to other dealers. That agent may sell the notes to any dealer at a discount and, unless the applicable pricing supplement specifies otherwise, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of notes that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount. We have also reserved the right to sell notes directly on our own behalf, in which case no commission will be payable to the agents.

        Each of the agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agents for specified expenses.

        We estimate that we will spend approximately $300,000 for printing, rating agency, trustee's and legal fees and other expenses allocable to the establishment of this program to offer notes on a continuous basis.

        No notes will have an established trading market when originally issued. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these notes on a national securities exchange, but the agents of any series of notes may make a market in such notes, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. Additionally, certain of the agents may be restricted in their market-making activities. No assurance can be given as to the liquidity of any trading market for the notes.

        To facilitate the offering of these notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these notes. Specifically, the agents may overallot in connection with any offering of these notes, creating a short position in these notes for their own accounts. In addition, to cover overallotments or to stabilize the price of these notes, the agents may bid for, and purchase, these notes in the open market. Finally, in any offering of these notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

        In the course of their respective businesses, our agents and certain of their affiliates have engaged and may in the future engage in commercial banking and/or investment banking transactions, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities with us and with our affiliates. Some of the agents and their affiliates may also be customers of, engage in transactions with and perform services for us, including our subsidiaries, in the ordinary course of business. They have received and may continue to receive customary fees and commissions for these transactions. Citibank N.A., our trustee, is an affiliate of the agents.

        In addition, in the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the agents or their affiliates has a lending relationship with us, certain of these agents or their affiliates routinely hedge, and certain others of these agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes . The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Concurrently with the offering of these notes through the agents, we may issue other debt notes under the indentures referred to in this prospectus supplement.

Conflicts of Interest

        Our affiliate, U.S. Bancorp Investments, Inc., is a member of FINRA and may participate in sales of the notes. In such event, U.S. Bancorp Investments, Inc. will have a conflict of interest within the meaning of FINRA Rule 5121. Any offer and sale of notes by U.S. Bancorp Investments, Inc. or any of our other affiliates will comply with the requirements of Rule 5121 regarding the underwriting of securities of affiliates. U.S. Bancorp Investments, Inc. and any other dealer with a conflict of interest under Rule 5121 may not execute a transaction in the notes in a discretionary account without the specific prior written approval of the account holder.

Selling Restrictions

Notice to Prospective Investors in Canada

        The notes are unsecured and are not and will not be savings accounts, deposits, obligations of, or otherwise guaranteed by, U.S. Bank National Association or any other bank. The notes do not evidence deposits of U.S. Bank National Association or any of our other banking affiliates. The notes are not insured by the Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation or any other insurer or governmental agency or instrumentality. U.S. Bancorp is not regulated as a financial institution in Canada. However, U.S. Bank National Association's Canada branch is listed on Schedule III to the Bank Act (Canada) and is subject to regulation by the Office of the Superintendent of Financial Institutions (Canada). The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45106

Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the agents are not, and will not be, required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA and United Kingdom Retail Investors

        Unless the relevant pricing supplement in respect of any notes specifies the "Prohibition of Sales to EEA and United Kingdom Retail Investors" as "Not Applicable", the notes have not been and will not be offered, sold or otherwise made available and will not offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For the purposes of this provision: (a) the expression "retail investor" means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

        If the pricing supplement specifies the "Prohibition of Sales to EEA and United Kingdom Retail Investors" as "Not Applicable", then, in relation to each Relevant State, the notes which are the subject of the offering contemplated by this prospectus supplement as completed by the relevant pricing supplement in relation thereto have not been and will not be offered to the public in that Relevant State except that the notes may be offered to the public in that Relevant State at any time:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant dealer or dealers nominated by U.S. Bancorp for any such offer; or

          (c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes referred to in (a) to (c) above shall require us or the dealers to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or to supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

        All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the attached prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the attached prospectus nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement, the attached prospectus nor any other offering or marketing material relating to the offering, us or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the attached prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Australia

        No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the "Corporations Act")) in relation to the notes has been or will be lodged with the Australian Securities & Investments Commission ("ASIC"). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

          (a)   you confirm and warrant that you are either:

              (i)  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

             (ii)  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

            (iii)  a person associated with the company under section 708(12) of the Corporations Act; or

            (iv)  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

          (b)   you warrant and agree that you will not offer any of the notes for resale in Australia within 12 months of the notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Israel

        The attached prospectus, this prospectus supplement and each other applicable supplement do not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and have not been filed with or approved by the Israel Securities Authority. In Israel, the attached prospectus, this prospectus supplement and any other applicable supplement are being distributed only to, and are directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, "Financial Instruments and Exchange Law") and the notes have not offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Hong Kong

        The contents of the attached prospectus, this prospectus supplement and each other applicable supplement have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong"). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of the attached prospectus, this prospectus supplement or any other applicable supplement, they should obtain independent professional advice.

        The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document (except for notes which are a "structured product" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) ("SFO") other than (i) to "professional investors" as defined in the SFO, and any rules made thereunder or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong ("C(WUMP)O"), or which do not constitute an offer to the public within the meaning of C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made thereunder. Non-insured Product: The notes are not insured by any governmental agency. The notes are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore ("Regulation 37A").

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or securities-based derivatives contracts or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 37A.

        Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, all relevant persons (as defined in Section 309A of the SFA) are hereby notified that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the People's Republic of China

        The agents have represented and undertaken that the offer of the notes is not an offer of securities within the meaning of the PRC Securities Law or other pertinent laws and regulations of the PRC and the notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws of the PRC.

Notice to Prospective Investors in Korea

        The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a "Korean QIB") registered with the Korea Financial Investment Association (the "KOFIA") as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of Securities of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement and the prospectus supplement and (e) we and the agents shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Notice to Prospective Investors in Taiwan

        The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

        The offering of the notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority ("SCA"), the Dubai Financial Services Authority ("DFSA") or any other relevant licensing authorities in the UAE, and the notes may not be offered to the public in the UAE (including the DIFC). This prospectus supplement is being issued to a limited number of institutional and individual investors:

          (a)   who meet the criteria of a "Qualified Investor" as defined in the SCA Board of Directors Decision No. 3 R.M. of 2017 (but excluding subparagraph 1(d) in the "Qualified Investor" definition relating to natural persons);

          (b)   upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

          (c)   upon their confirmation that they understand that the prospectus supplement must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

 LEGAL MATTERS

        The validity of the notes will be passed upon for us by Mayer Brown LLP, Chicago, Illinois, and for the agents by Sidley Austin LLP, New York, New York.

PROSPECTUS

U.S. BANCORP
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

        The securities of each class may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

        This prospectus, together with the applicable prospectus supplement describing the terms of the specific securities being offered and sold and the relevant pricing supplement, if any, may be used by our affiliates, including U.S. Bancorp Investments, Inc., in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including U.S. Bancorp Investments, Inc., do not have any obligation to make a market in the above referenced securities and may discontinue their market-making activities at any time without notice, in their sole discretion.

        U.S. Bancorp Investments, Inc. is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA") and may participate in distributions of the securities referred to above. Accordingly, because U.S. Bancorp Investments, Inc. has a conflict of interest pursuant to FINRA Rule 5121, such participation in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.

        Our common stock is listed on the New York Stock Exchange under the symbol "USB."

        Investing in the securities involves risks. Potential purchasers of the securities should consider the information set forth in the "Risk Factors" section in the applicable prospectus supplement and the discussion of risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.

        None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (the "FDIC") or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities will be our equity securities or unsecured obligations and are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours. These securities are not guaranteed by U.S. Bancorp, or any other bank, and are not insured by the FDIC or any other government agency or instrumentality.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is March 11, 2020.

        You should rely only on the information provided in this prospectus and any prospectus supplement, pricing supplement and free writing prospectus we have authorized describing the terms of the specific securities being offered pursuant to this prospectus and any such prospectus supplement, pricing supplement or free writing prospectus. U.S. Bancorp has not authorized anyone to provide you with any other information, and U.S. Bancorp takes no responsibility for any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus, or in any prospectus supplement, pricing supplement or free writing prospectus we have authorized is accurate as of any date other than the date of the applicable document. This prospectus is not an offer to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction where offers and sales are not permitted.

        The words "we," "our," "ours" and "us" refer to U.S. Bancorp, unless otherwise indicated or unless the context requires otherwise.

i

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public on the SEC's web site at http://www.sec.gov and may be accessed through our web site at https://www.usbank.com. Information on our web site is not a part of or incorporated by reference into this prospectus or any accompanying prospectus supplement, pricing supplement or free writing prospectus.

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the following documents listed below and all documents we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment, prior to the termination of the offering of securities under this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 20, 2020.

  •
  The description of our common stock set forth in our registration statement on Form 8-A filed under the Exchange Act on October 6, 1994, by First Bank System, Inc. (now known as U.S. Bancorp), as updated by Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any other amendment or reports filed for the purpose of updating such description.

        Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not, and will not be, incorporated by reference.

        We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to:

U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attn: Investor Relations Department
(612) 303-0799 or (866) 775-9668

1

U.S. BANCORP

        We are a multi-state financial services holding company headquartered in Minneapolis, Minnesota. We were incorporated in Delaware in 1929 and operate as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. We provide a full range of financial services, including lending and depository services, cash management, capital markets, and trust and investment management services. We also engage in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing. We are the parent company of U.S. Bank National Association.

        Our common stock is traded on the New York Stock Exchange under the ticker symbol "USB." Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is (612) 303-0799.

        We refer you to the documents incorporated by reference into this prospectus, as described in the section "Where You Can Find More Information," for more information about us and our businesses.

SECURITIES WE MAY OFFER

        We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, or the relevant pricing supplement, if any, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement or any relevant pricing supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject, in whole or in part, any proposed purchase of our securities. Each prospectus supplement or the relevant pricing supplement, if any, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement or the relevant pricing supplement, if any, and any applicable fee, commission or discount arrangements with them.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Debt Securities

        We may sell our unsecured debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement and a relevant pricing supplement, if any, that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

        We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

2

Preferred Stock and Depositary Shares

        We may sell shares of our preferred stock, par value $1.00 per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock or depositary shares.

Warrants

        We may sell warrants to purchase our senior notes, subordinated notes, shares of our common stock, shares of our preferred stock or depositary shares. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, common stock, preferred stock or depositary shares.

Units

        We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or the relevant pricing supplement, if any, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and refinancing of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness. We will not receive any proceeds from the sales of any securities by selling securityholders.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement or the relevant pricing supplement, if any, the validity of the securities offered by this prospectus will be passed upon for us by our counsel, Mayer Brown LLP, Chicago, Illinois. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement or the relevant pricing supplement.

3

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

4

U.S. Bancorp

MEDIUM-TERM NOTES, SERIES AA (SENIOR)
MEDIUM-TERM NOTES, SERIES BB (SUBORDINATED)
Due Nine Months or More from Date of Issue

PROSPECTUS SUPPLEMENT

U.S. Bancorp Investments, Inc.
Barclays
BNP PARIBAS
BofA Securities
Capital One Securities
CIBC Capital Markets
Citigroup
Credit Suisse
Deutsche Bank Securities
Goldman Sachs & Co. LLC
HSBC
J.P. Morgan
Morgan Stanley
PNC Capital Markets LLC
RBC Capital Markets
TD Securities
UBS Investment Bank
Wells Fargo Securities

March 11, 2020